Exhibit 10.11

COMMERCIAL LEASE AGREEMENT

1.          Lease Summary.

Landlord:	JACKSON-SHAW / BENBROOK NORTH, LP, a Texas limited partnership

Landlord's Address:	4890 Alpha Road, Suite 100, Dallas, Texas 75244

	Contact Person:	John Stone
	Phone:	972-628-7450
	Fax:	972-628-7444
	Email:	jstone@jacksonshaw.com

	With a copy to:	Andrews & Barth, PC
4851 LBJ Freeway, Suite 500
Dallas, Texas 75244
	Contact Person:	Justin Tonick
	Phone:	214-346-1185
	Email:	jtonick@andrews-barth.com

Tenant:	TANDY LEATHER FACTORY, INC., a Delaware corporation

Tenant's Address:	Before the Commencement Date:

	Contact Person:	Johan Hedberg/CEO
	Phone:	817-872-3200
Fax:
	Email:	johan.hedberg@tandyleather.com; c/o leaseadmin@tandyleather.com

From and after the Commencement Date:

7602 SW Loop 820 Benbrook, Texas 76126

	Contact Person:	Johan Hedberg/CEO
	Phone:	817-872-3200
Fax:
	Email:	johan.hedberg@tandyleather.com; c/o leaseadmin@tandyleather.com

Landlord's Broker:	CBRE, INC. (Stephen Koldyke, Kacy Jones, and Brian Gilchrist)

Tenant's Broker:	Cushman & Wakefield (Jay Benner)

Leased Premises:	approximately 133,564 square feet of space, being Suite 101 located in the Building with an address of 7602 SW Loop 820 Benbrook, Texas 76126, as outlined on Exhibit "A-1" attached hereto

Project:	Chisholm 20 Commerce Park (containing approximately 917,374 square feet)

Building:	No. 2 (containing approximately 377,884 square feet)

Landlord and Tenant stipulate that the number of rentable square feet in the Project and the Building set forth above is conclusive and shall be binding upon them.  The number of rentable square feet in the Leased Premises is subject to re-measurement as set forth in Exhibit "B" attached hereto.

Landlord
1

Tenant

Tenant's Proportionate Share of Project:	14.56%

Tenant's Proportionate Share of Building:	35.35%

Term:	123 Months

Commencement Date:	The earlier of (a) July 1, 2025, (b) subject to Section 8(b), the date of Substantial Completion of the Tenant Improvements, and (c) the date Tenant opens for business at the Leased Premises.

Termination Date:	The last day of the 123rd month following the Commencement Date

Base Rent:

Months	Annual Rate Per Sq. Ft.	Monthly Base Rent
1 – 12*	$7.55*	$84,034.02*
13 - 24	$7.84	$87,269.33
25 - 36	$8.14	$90,629.20
37 - 48	$8.46	$94,118.42
49 - 60	$8.78	$97,741.98
61 - 72	$9.12	$101,505.04
73 - 84	$9.47	$105,412.99
85 - 96	$9.84	$109,471.39
97 - 108	$10.21	$113,686.04
109 - 120	$10.61	$118,062.95
121 - 123	$11.02	$122,608.37
*Conditioned upon there being no Event of Default by Tenant under this Lease, Base Rent shall be abated (the "Abated Rent") during the first ninety (90) days of the Term (the "Abatement Period"), e.g., if the Commencement Date is July 1, 2025, Base Rent shall be abated until and including September 29, 2025. Commencing with the first day after the end of the Abatement Period, Tenant shall make Base Rent payments for any remaining partial calendar month and on the first day of the first full calendar month thereafter shall make Base Rent payments as otherwise provided in this Lease.  Notwithstanding such Abated Rent, all other sums due under this Lease, including Additional Rent, shall be payable as provided in this Lease. If an Event of Default by Tenant occurs under this Lease, in addition to such remedies as may be provided to Landlord in this Lease or at law or in equity, Tenant must immediately pay to Landlord the entire amount of all Abated Rent, and Tenant will not be entitled to any further abatement of Base Rent under this paragraph.

Initial Estimated Additional Rent Payments	1. Common Area	$0.50
(expressed per square foot/year):	2. Taxes	$1.80
(estimates only and subject to	3. Insurance	$0.13
adjustment to actual costs and	Total:	$2.43
expenses according to the
provisions of this Lease)

Total Initial Estimated Monthly Additional Rent Payments:	$27,046.71

Total Initial Monthly Base Rent and Estimated Monthly Additional Rent Payments:	$111,080.73
Security Deposit:	$149,655.08

Landlord
2

Tenant

2.          Defined Terms.  The following terms used herein and denoted by their initial capitalization shall have the meanings set forth below:

"Additional Rent" shall mean the Tax and Insurance Costs, the Common Area Maintenance Expenses and all sums of money, other than Base Rent, which become due by Tenant under this Lease.

"Adjacent Buildings" shall mean any building or buildings, other than the Building, located, from time to time, upon the Land or within the Project.

"Applicable Laws" shall mean any and all ordinances, orders, directives, codes, permits and other rules and regulations of state, federal, municipal, or other agencies or bodies having jurisdiction with respect to the Project.

"Base Rent" shall mean the annualized amounts computed for the applicable period using the Monthly Base Rent shown in Section 1, above and payable as provided herein.

"Building" shall have the meaning given in Section 1, above.

"Commencement Date" shall have the meaning given in Section 1, above.

"Common Areas" means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others designated by Landlord using or occupying space in the Building or the Project, including, but not limited to, walkways, sidewalks and driveways necessary for access to the Building, parking areas, building lobbies, atriums, landscaped areas, public corridors, public restrooms, Building stairs, drinking fountains and any such other areas and facilities within the Project, if any, as are designated by Landlord from time to time as Common Areas.

"Common Area Maintenance Expenses" shall mean any and all expenses for the maintenance, repair, replacement and operation of the Common Areas and any portions of the Project for which Landlord is responsible hereunder, including, but not limited to, management fees (not to exceed three percent 3% of gross revenue for the Project), utility expenses (if furnished by Landlord), wages and fringe benefits payable to employees of Landlord responsible for the management of the Project and amounts paid to contractors for work performed in connection with the Project.  The term "Common Area Maintenance Expenses" shall not include any capital improvements or capital expenditures other than the amortized cost of capital improvements, capital expenditures or costs of a capital nature, as determined in accordance with generally accepted accounting principles, consistently applied which are: (1) necessary capital repairs or replacements made in the ordinary course of business, (2) performed primarily to reduce current or future operating expense costs or otherwise improve the operating efficiency of the Building or (3) required to comply with any Applicable Laws that are enacted, or first interpreted to apply to the Building, after the date of this Lease (collectively, the "Permitted Capital Expenditures"). The cost of the Permitted Capital Expenditures shall be amortized on a straight-line basis (including reasonable interest) by Landlord over the useful life of the capital improvements or replacement as reasonably determined by Landlord. The term "Common Area Maintenance Expenses" shall also not include any capital improvement to the Project other than replacements required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty, expenses incurred in leasing or procuring tenants, leasing commissions, advertising expenses, expenses for renovating space for new tenants, legal expenses incident to enforcement by Landlord of the terms of any lease, interest or principal payments on any mortgage or other indebtedness of Landlord, compensation paid to any employee of Landlord above the grade of property manager, depreciation allowance or expense.

Landlord
3

Tenant

Commencing on the twenty-fifth (25th) month following the Commencement Date, Tenant's Proportionate Share of actual "controllable Common Area Maintenance Expenses" (as defined below) per square foot may be increased by no more than eight percent (8%) over Tenant's Proportionate Share of actual "controllable Common Area Maintenance Expenses" for the previous year of the Term, determined on a cumulative, compounding basis.  With regard to any renewal options granted herein, Tenant's Proportionate Share of "controllable Common Area Maintenance Expenses" shall be adjusted for the initial year of each such renewal option based upon the actual amount of such "controllable Common Area Maintenance Expenses" for the year in question.  Commencing in the subsequent year of each such renewal option, Tenant's Proportionate Share of actual "controllable Common Area Maintenance Expenses" per square foot shall not be increased by more than eight percent (8%) over Tenant's Proportionate Share of actual "controllable Common Area Maintenance Expenses" for the previous year, determined on a cumulative, compounding basis.  For the purposes hereof, the percentage interest being determined on a cumulative basis provides that if the average increase for all expired years of the Term is less than eight percent (8%), then the percentage increase for the next year of the Term may exceed eight percent (8%) so long as the average increase for all expired years and the next year do not exceed eight percent (8%).  For the purposes hereof, the term "controllable Common Area Maintenance Expenses" shall be limited to those Common Area Maintenance Expenses which are within the direct control and discretion of Landlord, but shall not include, without limitation, utility charges, management fees, the cost of effecting compliance with any Applicable Laws, any Common Area Maintenance Expense required for normal maintenance and repair, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other insured casualty.

"Default Rate" shall mean the lesser of (i) maximum rate of interest permitted by Applicable Law or (ii) the Prime Rate plus five percent (5%).

"Effective Date" shall mean the date of execution of this Lease.

"Event of Default" shall have the meaning given in this Lease, below.

"Hazardous Material" shall mean any substance, material, waste, pollutant, or contaminant that is or could be regulated under any statute, regulations, ordinance, rule, code, judgment, permit, or other similar requirement of any governmental authority, agency or court or that may adversely affect human health or the environment.

"Land" shall mean the land upon which the Building is located, as described in the attached Exhibit "A".

"Landlord" shall have the meaning given in Section 1, above.

"Lease" shall mean this Commercial Lease Agreement.

"Leased Premises" shall have the meaning given in Section 1, above.

"Mortgage" shall mean any mortgage, deed to secure debt or security deed and any other instrument creating a lien in connection with any method of financing or refinancing.

"Mortgagee" shall mean the holder(s) of the indebtedness secured by a Mortgage.

"Permitted Exceptions" shall mean any encumbrances, easements, covenants, conditions, restrictions and other matters of record.

"Prime Rate" shall mean the prime interest rate as announced or published in The Wall Street Journal, or its successor, from time to time, or, in the event The Wall Street Journal does not announce or publish a prime interest rate, the prime interest rate announced or published from time to time by such national publication as may be selected by Landlord.

"Project" shall mean the Land, the Building and the Adjacent Buildings, landscaping, parking and driveway areas, sidewalks and other improvements thereon; however, Landlord shall have the right to modify the definition of "Project" by eliminating or adding any Adjacent Building, together with the allocable share of the Land, landscaping, parking and driveway areas, sidewalks and other improvements relating thereto, in which event the term "Project" shall be limited to the Land, the Building, the Adjacent Buildings which have not been eliminated and the allocable share of the landscaping, parking and driveway areas, sidewalks and other improvements thereon.

Landlord
4

Tenant

"Punchlist Items" shall mean details of construction, decoration or adjustment which individually or in the aggregate do not materially impair Tenant's use of the Leased Premises.

"Rent" shall mean the Base Rent, the Additional Rent, and other sums of money becoming due and payable to Landlord hereunder.  Base Rent shall be payable in monthly installments in advance, the first monthly installment of which (being the first month following the period of abatement), together with the Initial Estimated Monthly Additional Rent Payments, being payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth above.

"Security Deposit" shall mean the deposit held by Landlord in the amount set forth in Section 1, above.

"Substantial Completion" shall have the meaning set forth in Section 8(b).

"Tangible Net Worth" shall mean the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

"Tax and Insurance Cost" shall mean all of the following paid or payable by Landlord with respect to the Project or any portion thereof:  (a) all federal, state and local sales, use, ad valorem, rental, value added or other taxes and special assessments and other governmental charges; private assessments (including but not limited to those payable to any association or relating to any off-site or on-site common areas or facilities) and all taxes on the rent or other revenue from the Project, including any business, gross margins, or similar tax payable by Landlord (including without limitation the Texas margin tax imposed pursuant to the provisions of Chapter 171 of the Texas Property Tax Code, as the same be amended or supplemented) which is attributable to rent or other revenue derived from the Project; together with all costs, fees and expenses incurred by Landlord in monitoring or contesting the aforementioned (collectively, "Taxes"), and (b) all insurance premiums.

"Tenant" shall have the meaning given in Section 1, above.

"Tenant Delay" shall mean any delay caused or contributed to by act or neglect of Tenant, or those acting for or under Tenant.

"Tenant Improvements" shall mean those improvements to the Leased Premises described in Exhibit "B".

"Tenant's Proportionate Share" shall mean the percentage set forth in Section 1 above, determined by dividing the area of the Leased Premises by the area of the Building or the aggregate area within the Building and the Adjacent Buildings, as applicable.  Tenant's Proportionate Share shall be adjusted if the size of the Leased Premises is modified or as Land or Adjacent Buildings are added to or eliminated from the Project.  Notwithstanding the foregoing, Tenant's Proportionate Share of the Taxes may be determined with respect to the tax parcel in which the Building is located and not as to the balance of the Project.

"Termination Date" shall have the meaning given in Section 1 above.

Landlord
5

Tenant

3.          Grant of Lease; Use.  Subject to and upon the terms herein set forth, this Lease is entered into by and between Landlord and Tenant, to be effective as of the Effective Date.  In consideration of the rents, terms and covenants of this Lease, Landlord leases Tenant the Leased Premises during the Term and any extension thereto pursuant to this Lease, all as is more particularly described herein.  Subject to Tenant's compliance with local zoning restrictions and ordinances and any and all Permitted Exceptions, the Leased Premises shall be used solely for general warehousing, distribution, light manufacturing and office use relating thereto and for no other purpose. Tenant hereby accepts this Lease and the Leased Premises upon the covenants and conditions set forth herein and subject to any and all Permitted Exceptions, and Tenant agrees to comply with such Permitted Exceptions.  Tenant will not use, nor permit others to use, the Leased Premises for any purpose other than the purposes stated hereinabove, nor will Tenant commit, nor allow others to commit, any waste upon the Leased Premises.  Prior to the Commencement Date and without payment of Base Rent, Common Area Maintenance Expenses or Tax and Insurance Costs (so long as Tenant has not commenced business operations within the Leased Premises, Tenant shall be allowed, following two (2) days prior written notice to Landlord and subject to Landlord's reasonable approval, early occupancy of the Leased Premises for the sole purpose of the installation of Tenant's fixtures (including racking systems), furniture and other equipment, and "dead storage" provided that (i) Tenant has received all approvals required by Applicable Laws; and (ii) Tenant has furnished to Landlord certificates of insurance evidencing the issuance of insurance as required by Tenant under this Lease.  For any such entry, Tenant does hereby assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property, and to indemnify, defend and hold harmless Landlord and its agents and representatives from any loss or damage to such machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons.  Further, any such entry of the Leased Premises is also subject to, and Tenant must comply with and observe, all Applicable Laws and all other terms and conditions of this Lease.  In no event may Tenant conduct business in the Leased Premises during such early access period.

4.         Term.  This Lease shall continue in force during a period beginning on the Commencement Date and continuing until the Termination Date, unless this Lease is sooner terminated or extended under any other term or provision hereof.  Tenant shall be responsible for any cost or other loss incurred by Landlord, including but not limited to loss of Rent, if any, arising out of any event of Tenant Delay, which cost or loss shall be deemed Additional Rent.  If Tenant remains in possession after expiration or termination of this Lease with or without Landlord's written consent, there shall be no renewal of this Lease by operation of law.  During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the Base Rent shall equal an amount equal to 150% the amount of the Base Rent set forth in Section 1 above.  In addition to the foregoing, if the Leased Premises are not surrendered at the end of the Term or sooner termination thereof, Tenant shall indemnify Landlord and its agents and representatives against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term.

5.         Rent.  Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association or, at either party's election, by electronic or wire transfer, at Landlord's address provided for in this Lease or such other address as may be specified in writing by Landlord and shall be accompanied by all applicable state and local sales or use taxes; provided, that following any default by Tenant, Landlord shall be permitted to require alternative methods of payment, in Landlord's sole discretion.  Notwithstanding anything to the contrary contained in this Lease, if Landlord elects to implement a system of automated electronic payments, Automated Clearing House, or Credit and Debit Card transactions ("ACH Transfers") for the payment of any all amounts due under this Lease by providing written notice to Tenant, within fifteen (15) days after receipt of such notice, Tenant shall provide Landlord with all information and documentation reasonably required by Landlord to implement and keep in effect the ACH Transfers.  The Base Rent shall be due and payable on the first day of each calendar month, commencing on the Commencement Date and continuing thereafter throughout the Term.  Tenant hereby agrees to pay the Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance.  If the date upon which the payment of Base Rent commences, is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of the Base Rent for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance.  Notwithstanding the foregoing, however, if the Commencement Date is delayed due to any Tenant Delay, Tenant shall be obligated to pay Rent commencing on the date which would have been the Commencement Date but for any Tenant Delay.

Landlord
6

Tenant

If any Base Rent payment required to be paid or which becomes due under this Lease is not paid by the tenth (10th) day following the day on which it is due, a service charge of five percent (5%) of such amounts due shall become due and payable in addition to the amounts due.  Said service charge is for the purpose of reimbursing Landlord for the extra costs and expenses in connection with the handling and processing of late payments.  In addition to such service charge, if any Base Rent payment is not paid by the tenth (10th) day following the day on which it becomes due, Tenant shall pay to Landlord, in addition to such Base Rent payment and the service charge, interest on such Base Rent payment calculated at the Default Rate from the date such Base Rent payment was due until paid by Tenant. If any Additional Rent required to be paid or which becomes due under this Lease is not paid when due, Tenant shall pay to Landlord, in addition to such amounts, interest on such amounts at the Default Rate from the date such amounts were due until paid by Tenant.  Notwithstanding the foregoing, the late charge and interest referenced above shall not be charged with respect to the first late payment during any twelve (12) month period, unless Tenant shall fail to cure such late payment within five (5) business days after receipt of Landlord's written notice.  Such service charge and interest shall be cumulative of any other remedies Landlord may have for nonpayment of Rent and other sums payable under this Lease.  If three (3) consecutive monthly Base Rent payments or any ten (10) [in total, cumulative from the beginning of the Term] monthly Base Rent payments during the Term (or any renewal or extension thereof) are not received by Landlord within ten (10) days of the due date, the Base Rent hereunder shall automatically become due and payable by Tenant in advance in quarterly installments equal to three (3) months' Base Rent each.  Landlord shall notify Tenant of such change in the time for payment of Base Rent and, thereafter, the first of such quarterly Base Rent payments shall be due and payable on the first day of the next succeeding month and on the first day of every third (3rd) month thereafter.  This remedy shall be cumulative of any other remedies of Landlord under this Lease for nonpayment of Rent.

6.          Security Deposit.  Tenant shall deposit with Landlord on the date of execution of this Lease, the Security Deposit.  If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default.  To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount.  Tenant's failure to do so shall be an Event of Default under this Lease.  Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount.  If Tenant shall perform all of its obligations under this Lease and return the Leased Premises to Landlord at the end of the Term in the same good order and condition as existed at the Commencement Date, ordinary wear and tear excepted, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term.  The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.  If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee.  Upon such transfer, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

7.          Common Area Maintenance and Taxes and Insurance.

(a)        Common Area Maintenance.  Tenant agrees to pay as Additional Rent Tenant's Proportionate Share of the Common Area Maintenance Expenses.  Along with the Base Rent, Tenant shall pay one-twelfth of Tenant's Proportionate Share of the annualized Common Area Maintenance Expenses as estimated from time to time by Landlord during the Term.  As soon as available after the expiration of each calendar year, Landlord shall submit a statement (the "Annual Cost Statement") to Tenant setting forth Tenant's Proportionate Share of the Common Area Maintenance Expenses due from Tenant for the preceding year and the amount, if any, remaining due from Tenant to Landlord.  Within ten (10) days after receipt of the Annual Cost Statement, Tenant shall remit to Landlord the amount the Annual Cost Statement shows to be due from Tenant.  If the Annual Cost Statement reflects an overpayment by Tenant, then the amount of such overpayment shall be credited to Tenant's next installment of Rent or, if no further Rent is due, refund such overpayment within thirty (30) days of determination.  Notwithstanding the foregoing, Tenant shall pay the full cost of any repair, replacement or service which benefits only the Leased Premises or is the result of Tenant's use or occupancy of the Leased Premises other than normal wear and tear.

Landlord
7

Tenant

(b)        Taxes and Insurance.  Tenant shall pay to Landlord as Additional Rent Tenant's Proportionate Share of the Tax and Insurance Cost.  If the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Tax, there is levied on Landlord a capital tax, assessment, or charge as a result of Landlord's ownership or operation of the Building or Project regardless whether explicitly identified as a tax on rents, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof.  Tenant shall not be permitted to receive the benefit of any incentives of any kind negotiated with state and local officials pertaining to the construction of the Project or Leased Premises, property tax abatements, sales tax rebates, and/or any other incentives secured by the Landlord in connection with the Project or Leased Premises, including, without limitation, any tax increment financing benefits or any similar incentives based upon (i) real estate taxes generated or expected to be generated by the Leased Premises and/or the Project, or (ii) jobs created by Tenant relative to its operation of the Leased Premises. Notwithstanding the foregoing, in the event Landlord obtains any incentives directly related to Tenant leasing the Leased Premises, then such amounts shall be reduced from the amount of Additional Rent related to Tax and Insurance Costs.  Notwithstanding anything to the contrary herein, Taxes shall include the Texas franchise tax and/or any other business tax imposed under Texas Property Tax Code Chapter 171 and/or any successor statutory provision for reports due under any such provision.  If any use of the Leased Premises by Tenant causes an increase in insurance costs, Tenant shall pay as Additional Rent the entire amount of any such increase.  Along with the Base Rent, Tenant shall pay, monthly, one-twelfth of Tenant's Proportionate Share of the annualized Tax and Insurance Costs as estimated from time to time by Landlord during the Term.  As soon as available after the expiration of each calendar year, Landlord shall submit a reconciliation statement to Tenant setting forth Tenant's Proportionate Share of the Tax and Insurance Costs due from Tenant for the preceding calendar year and the amount, if any, remaining due from Tenant to Landlord.  If the reconciliation statement reflects an overpayment by Tenant, then the amount of such overpayment shall be credited to Tenant's next installment of Rent or, if such overpayment was made by Tenant during the last year of the Term, paid to Tenant within sixty (60) days following such determination. If the reconciliation statement reflects an underpayment by Tenant, then, within ten (10) days after receipt of such statement, Tenant shall pay Landlord the amount said statement shows to be due from Tenant.  Tenant shall be responsible for paying all taxes upon Tenant's furniture, machinery, fixtures and other property on the Project.

(c)        Right to Audit.  Within ninety (90) days after Landlord furnishes its Annual Cost Statement for any calendar year to Tenant (the "Audit Election Period"), Tenant may, at Tenant's expense during Landlord's normal business hours, elect to audit Landlord's Common Area Maintenance Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm; (3) in no event shall any audit be performed by a firm retained on a "contingency fee" basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude (and Tenant shall provide to Landlord a certified copy thereof) within forty-five (45) days after commencement but by no later than November 1 of the year in which the audit is conducted; (5) the audit shall be conducted where Landlord maintains its books and records (provided such books and records are kept in the Dallas/Ft. Worth metropolitan area) and shall not unreasonably interfere with the conduct of Landlord's business; (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit (subject to the requirements of litigation and to exception for information which is generally known to the public); and (7) the accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and comments before the final approved audit report. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including estimated Common Area Maintenance Expenses. Unless Landlord disputes such audit, Landlord shall credit any Tenant overpayment determined by the final approved audit report against the next sums due and owing by Tenant or, if no further Rent is due, refund overpayment determined by the final approved audit report within thirty (30) days of determination.  If Landlord disputes such audit, there shall be no credit to Tenant until such time as all audit issues are resolved.  The foregoing obligations shall survive the expiration date of this Lease.  If Tenant does not provide written notice to Landlord within the Audit Election Period of Tenant's election to audit Landlord's Common Area Maintenance Expenses, it shall be conclusively deemed that Tenant shall have forever waived any right to contest the amount of Tenant's Proportionate Share of Common Area Maintenance Expenses arising prior to the commencement of the Audit Election Period.

Landlord
8

Tenant

(d)        Contest of Taxes by Landlord.  Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project (or any portion thereof) within the applicable taxing jurisdiction.  Tenant shall pay to Landlord upon demand from time to time, as Additional Rent, Tenant's Proportionate Share of the fees, expenses and costs incurred by Landlord of such service.  Tenant acknowledges that any filing of a protest of appraised value by Tenant will give the appraisal district discretion to increase or decrease the appraised value, that an increase in the appraised value will affect Landlord and the other tenants, if any, of the Project, and that an increase in the appraised value may increase the taxes not only for the year in question but for future years, potentially beyond expiration of the Term.  Accordingly, to the extent permitted by Applicable Law, Tenant hereby waives the provisions of Sections 41.413 and 42.015 of the Texas Property Tax Code (or successor thereto) to protest the appraised value of the Project or any portion thereof.  In the alternative, if Section 41.413 or Section 42.015 of the Texas Property Tax Code may not be waived, Tenant agrees not to protest any valuation unless Tenant notifies Landlord in writing of Tenant's intent to protest and Landlord fails to file a protest of the valuation within thirty (30) days after Landlord receives Tenant's written notice.  If Tenant files a protest without giving written notice required by the preceding sentence, such filing shall be an Event of Default under this Lease without the necessity of any notice from Landlord.  Furthermore, if Tenant exercises the right of protest granted by Section 41.413 or Section 42.015 of the Texas Property Tax Code, Tenant shall be solely responsible for, and shall pay, all costs of such protest.  If as a result of any protest filed by Tenant, the appraised value of the Building or Project is increased, Tenant shall be solely responsible for, and shall pay upon demand by Landlord, all taxes (not only Tenant's Proportionate Share) assessed against the Building or Project in excess of the taxes which would have been payable in the absence of the protest.  Tenant shall continue to pay such excess taxes, regardless of whether the increased taxes are incurred during the Term or thereafter.  Landlord agrees, upon written request by Tenant, to provide to Tenant a copy of the determination of appraised value for any year.  Tenant agrees that if Landlord, in Landlord's sole discretion, elects to protest a determination of the appraised value of the Project or any portion thereof, Tenant shall pay to Landlord Tenant's Proportionate Share of the fees, expenses and costs of such protest whether or not such protest is successful.  The provisions of this Section 7 pertaining to Sections 41.413 and 42.015 of the Texas Property Tax Code expressly shall survive the expiration or other termination of this Lease.

8.          Condition of Leased Premises; Tenant Improvements; Common Areas; Maintenance; Alterations.

(a)        Condition of Leased Premises.  Tenant acknowledges that it accepts the Leased Premises as suitable for Tenant's purposes subject only to Section 8(b) below, if applicable, and to all Applicable Laws.  Notwithstanding any other provision of this Lease to the contrary, if this Lease is executed before the Leased Premises become available for occupancy, or if Landlord cannot acquire possession of the Leased Premises prior to the Commencement Date stated above, Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same, which date shall then be the Commencement Date of the Term.  TENANT WAIVES ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSES.  TENANT ACKNOWLEDGES THAT (1) TENANT HAS INSPECTED AND ACCEPTS THE LEASED PREMISES IN AN "AS IS, WHERE IS" CONDITION (EXCEPT AS MAY BE PROVIDED IN SECTION 8(b), BELOW), (2) THE BUILDING AND THE LEASED PREMISES ARE SUITABLE FOR THE PURPOSE FOR WHICH THE LEASED PREMISES ARE LEASED, AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE LEASED PREMISES, (3) THE LEASED PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE LEASED PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE LEASED PREMISES HAVE BEEN MADE BY LANDLORD (EXCEPT AS MAY BE PROVIDED IN SECTION 8(b), BELOW), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE LEASED PREMISES (AND TENANT HAS RELIED UPON NO REPRESENTATION, PROMISE OR WARRANTY MADE BY LANDLORD OR ITS AGENTS, EMPLOYEES OR CONTRACTORS) AND (6) TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER.

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(b)       Tenant Improvements.  Tenant agrees to install the Tenant Improvements in accordance with Exhibit "B" attached hereto.  Tenant agrees to install, at Tenant's cost and expense (subject to Landlord's obligation to pay to Tenant up to the amount of the "Tenant Improvement Allowance" (as defined in Exhibit "B" attached hereto) the Tenant Improvements.  The Tenant Improvements shall be considered "Substantially Completed", upon the issuance of a conditional or unconditional certificate of occupancy permitting Tenant to occupy the Leased Premises (or the taking of such other action as may be customary to permit occupancy or use thereof).  By occupying the Leased Premises or any part thereof, Tenant shall be deemed to have accepted the same as suitable for the purposes herein intended.

(c)        Maintenance of the Common Areas.  Landlord shall perform the work which gives rise to Common Area Maintenance Expenses, subject to payment therefor by Tenant pursuant to the provisions of Section 7 above.  If the need for any such work shall come to the attention of Tenant, Tenant will promptly so notify Landlord in writing.

(d)        Maintenance of the Leased Premises.

(i)          Landlord's Obligations.  Landlord warrants that as of the Lease Date, the Leased Premises are (1) in good working order and condition (including but not limited to all structural, electrical, HVAC, suppression, and mechanical systems, warehouse floors, truck courts/curbing, fencing, dock equipment, and lighting) and (2) in compliance with all applicable governmental rules and regulations, including (but not limited to) the Americans with Disabilities Act specifically related to ingress and egress and restrooms. Landlord agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost and expense, of any manufacturer's warranties or express warranties or guaranties of workmanship or materials given by subcontractors or materialmen that guarantee or warrant against defective workmanship or materials which benefit the Leased Premises. Landlord shall maintain (except in the event of casualty or other damage contemplated in Section 16 hereof, in which event the terms of Section 16 will control and except for any damage caused by the negligence or default hereunder of or by Tenant, its employees, agents or invitees) only the roof, foundation, the structural soundness of the exterior walls of the Building (excluding all windows, window glass, plate glass, and all doors) and fire suppression system in good repair and condition, except for reasonable wear and tear; however, Landlord shall have no obligation to undertake any such maintenance until after Tenant has provided Landlord written notice thereof.  Landlord's maintenance and repair costs under this Section 8(d) shall be included as a Common Area Maintenance Expense, except as expressly excluded from the definition of "Common Area Maintenance Expenses" above.  Tenant shall give immediate written notice to Landlord of the need for repairs or corrections and Landlord shall proceed within a reasonable time after receiving such notice to make such repairs or corrections.  Landlord's liability hereunder shall be limited to the cost of such repairs or corrections.

(ii)        Tenant's Obligations.  Tenant shall repair and pay for any damage caused by the negligence or default hereunder of or by Tenant, its employees, agents or invitees; the cost of any such damage which is paid by Landlord shall be deemed Additional Rent which is immediately due and owing from Tenant.  Subject to the provisions of item (i) above, Tenant shall, during the Term, at Tenant's expense, keep the Leased Premises (including the glass, signs, ceilings, interior walls, interior side of perimeter walls, floor, floor coverings, plumbing, electric, heating and air conditioning, sprinklers and lighting fixtures) in as good order, condition and repair as they were at the time Tenant took possession of the same, reasonable wear and tear and damage from fire and other casualties excepted.  Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Leased Premises, satisfying the scope set forth in Exhibit "H". The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Leased Premises.  Tenant shall keep the Leased Premises in a neat and sanitary condition, and Tenant shall not commit any nuisance or waste on the Leased Premises or in, on, or about the Project, throw foreign substances in the plumbing facilities, or waste any of the utilities furnished by Landlord.  All uninsured damage or injury to the Leased Premises, or to the Project caused by Tenant moving furniture, fixtures, equipment, or other devices in or out of the Leased Premises or the Building or by installation or removal of furniture, fixtures, equipment, devices or other property of Tenant or its agents, contractors, servants or employees, due to carelessness, omission, neglect, improper conduct, or other cause of Tenant or its servants, employees, agents, visitors, or licensees, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense to the satisfaction of Landlord.  All repairs, restorations and replacements shall be in quality and class equal to the original work and shall comply with all requirements of this Lease.

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(e)       Alterations; Signs.  No improvements, alterations, additions or other changes shall be made to the Leased Premises without Landlord's prior written consent.  Tenant may not construct any mezzanine space in the Leased Premises without Landlord's prior, written approval.  All property of Tenant installed upon the Leased Premises pursuant to the terms of this Lease shall be at the sole risk of Tenant, and Landlord shall not be liable for any loss, damage or theft of such property (INCLUDING THE LOSSES, DAMAGES OR THEFTS STEMMING FROM THE STRICT LIABILITY, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES) except for those losses, damages or thefts stemming from the willful misconduct or gross negligence of Landlord.  Subject to Landlord's approval which approval shall not be unreasonably withheld so long as in compliance with Landlord's then existing sign criteria (a copy of which is attached hereto as Exhibit "C"), Tenant shall be allowed to install, at Tenant's cost and expense, Tenant's sign on the exterior of the Building above the front entrance to the Leased Premises.  After the earlier of the end of the Term or after Tenant's right to possess the Leased Premises has been terminated, Tenant shall remove Tenant's sign, repair all damage caused thereby, and restore the Building façade to its condition before the installation of the sign within ten days after Landlord's request therefor.  If Tenant fails to timely do so, Landlord may, without compensation to Tenant and at Tenant's expense, remove the sign, perform the related restoration and repair work and dispose of the sign in any manner Landlord deems appropriate. Otherwise, no sign, door plaques or notices shall be displayed, painted or affixed by Tenant on any part of the Project, Building or Leased Premises without the prior written consent of Landlord.  Landlord shall be entitled to a construction management fee equal to five percent (5%) of the total cost of all alterations and improvements made pursuant to this Section 8(e) should Landlord determine that it is in Landlord's best interest to oversee the construction or installation of the same.

(f)        Surrender of Leased Premises.  On the last day of the Term, or on the sooner termination thereof, Tenant shall peaceably surrender the Leased Premises in good condition and repair consistent with Tenant's duty to make repairs as herein provided. On or before the last day of the Term, or the date of sooner termination thereof, Tenant shall, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Leased Premises and all of Tenant's equipment or other property that may be located on or about the Project (other than inside the Leased Premises).  If Tenant shall not do so within such period, all property not removed shall be deemed abandoned and the same shall become the property of Landlord for Landlord to use, remove destroy or otherwise dispose of at its discretion and without responsibility for accounting to Tenant therefor.  Tenant shall repair all damage caused by such removal. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Leased Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto.  Tenant shall pay all costs and expenses of such removal, transportation and storage.  Tenant shall leave the Leased Premises in good order, condition and repair, reasonable wear and tear and damage from fire and other casualty not caused by Tenant excepted.  Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation or storage of abandoned property and with respect to restoring the Leased Premises to good order, condition and repair.  All improvements, alterations, additions, installations and fixtures, other than Tenant's trade fixtures and equipment, which have been made or installed by either Landlord or Tenant upon the Leased Premises shall remain the property of Landlord and shall be surrendered with the Leased Premises as a part thereof, unless Landlord has required Tenant to remove same, in which event Tenant shall cause such removal to be completed prior to the termination of this Lease.  Tenant shall promptly surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of the combinations of any vaults, locks and safes left on the Leased Premises.

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9.          Insurance.

(a)        Landlord Policies.  Landlord shall at all times during the Term maintain a policy or policies of insurance insuring the Building (exclusive of the foundation) for loss or damage by fire, explosion, and other customary hazards, subject to commercially reasonable deductible amounts, and Landlord may at any time during the Term maintain a policy or policies of rental interruption insurance.  Such policies will not insure any personal property (including, but not limited to any furniture, machinery, goods, or supplies) of Tenant or which Tenant may have in the Leased Premises or any fixtures installed by or paid for by Tenant upon or within the Leased Premises or any alterations or other improvements which Tenant may construct or install on the Leased Premises, insurance for all of which shall be Tenant's responsibility.

(b)        Effect of Tenant's Use.  Tenant shall not permit the Leased Premises to be used in any way which would be hazardous or which would in any way increase the cost of or render void any insurance on the Project, and Tenant shall immediately, on demand, cease any use which violates the foregoing or to which Landlord's insurer or any governmental or regulatory authority objects.  If, at any time during the Term, Tenant's use or occupancy (or an abandonment by Tenant) shall cause an increase in premiums, and in particular, but without limitation, if the State Board of Insurance or other insurance authority disallows any of Landlord's sprinkler credits or imposes an additional penalty or surcharge in Landlord's insurance premiums because of Tenant's original or subsequent placement or use of storage racks or bins or method of storage or because of the nature of Tenant's inventory or any other act of Tenant, Tenant agrees to pay as Additional Rent the increase in Landlord's insurance premiums.

(c)        Tenant Insurance.  Tenant, at its sole cost and expense, shall procure and maintain throughout the Term a policy or policies of insurance from insurance companies satisfactory to Landlord, insuring (i) Landlord; (ii) Landlord's management company; (iii) Jackson-Shaw Company; (iv) Landlord's lender, if any; and (v) Tenant against all claims for property damages, personal injury or death of others occurring on or in connection with: (i) the Leased Premises; (ii) the condition of the Leased Premises; (iii) Tenant's operations in and maintenance and use of the Leased Premises; (iv) Tenant's use of the Common Areas of the Project, and (v) Tenant's liability assumed under this Lease.  The limits of such policy or policies shall be not less than $5,000,000.00 combined single limit coverage per occurrence for injury to persons (including death) and/or property damage or destruction, including loss of use.  Any such coverage shall be deemed primary and non-contributory to any liability coverage secured by Landlord. Certified copies of such policies, together with receipt for payment of premiums, shall be delivered to Landlord prior to the Commencement Date.  Not less than fifteen (15) days prior to the expiration date of any such policies, certified copies of renewal policies and evidence of the payment of renewal premiums shall be delivered to Landlord.  All such original and renewal policies shall provide for at least thirty (30) days written notice to Landlord before such policy may be canceled or changed to reduce insurance coverage provided thereby.

(d)       Waiver of Subrogation.  Notwithstanding anything in this Lease to the contrary, to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the State of Texas, all insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier.  Except as expressly otherwise provided herein, Landlord and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers, or employees, for any loss or damage to property or any injuries to or death of any person which is covered or would have been covered under the insurance policies required under this Lease (REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES).  The foregoing release shall not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party.  The failure of either party (as used in this paragraph, the "defaulting party") to take out or maintain any insurance policy required under this Lease shall be a defense to any claim asserted by the defaulting party against the other party hereto by reason of any loss sustained by the defaulting party that would have been covered by any such required policy.  The waivers set forth in this Section 9(d) shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

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10.      Utility Services.  Tenant shall pay the cost of all utility services respecting the Leased Premises including, but not limited to, initial connection charges and deposits and charges for gas, water, trash disposal, sewer, telephone and electricity respecting the Leased Premises.  Landlord shall in no event be liable for any interruption or failure of utility services on the Leased Premises. Tenant shall pay for all utilities or services at the Leased Premises used by it or its agents, employees or contractors.  Tenant hereby acknowledges and agrees that the electricity provider chosen by Landlord may not necessarily be the least expensive provider of electricity, but Landlord shall have the sole and absolute discretion to choose such electricity providers. Notwithstanding the foregoing, if (i) any essential utility service to be provided as set forth in this paragraph is interrupted or curtailed for a period of two (2) business days from the time Tenant notifies Landlord in writing, (ii) as a result thereof, Tenant's use of the Leased Premises is materially, adversely affected (including failure of HVAC system), and (iii) such interruption is caused by Landlord or lies within Landlord's direct control, then the Monthly Base Rent for the Leased Premises shall equitably abate from the expiration of said two (2) business day period until such services are restored.

11.      Assignment; Subletting.  Except for a "Permitted Transfer" (as hereinafter defined), Tenant shall not, without the prior consent of Landlord, which shall not unreasonably be withheld, in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet the Leased Premises or permit anyone other than Tenant and its employees to occupy any part of the Leased Premises.  Tenant shall seek such written consent of Landlord by a written request therefor, setting forth such information as Landlord may deem necessary.  Tenant shall, by notice in writing, advise Landlord of Tenant's intention from, on and after a stated date (which shall not be less than thirty 30 days after the date of Tenant's notice), to assign this Lease or to sublet any part or all of the Leased Premises for the balance or any part of the Term.  Tenant's notice shall include all of the terms of the proposed assignment or sublease and shall state the consideration therefor.  Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed assignment or sublease shall be delivered to Landlord with Tenant's notice.  No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy.  Any assignment or transfer, grant of lien or encumbrance, or occupancy without Landlord's prior written consent shall be void.  Landlord shall be reimbursed by Tenant for any costs or expenses incurred as a result of Tenant's request for consent to any such assignment or subletting, including reasonable legal costs.  Except for a Permitted Transfer, in the event Tenant subleases the Leased Premises, or any portion thereof, or assigns this Lease with the consent of Landlord at an annual Base Rent exceeding that stated herein, fifty percent (50%) of such excess shall be paid by Tenant to Landlord as Additional Rent hereunder within ten (10) days after receipt by Tenant.  Upon the occurrence of an Event of Default by Tenant under this Lease, if all or any part of the Leased Premises is then assigned or sublet, Landlord may, in addition to any other remedies provided by this Lease or provided by law, collect directly from the assignee or subtenant all rents due to Tenant.  Any collection directly by Landlord from the assignee or subtenant shall not be construed, however, to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.  For the purpose of this Section 11, a "transfer" shall include the transfer, assignment or encumbrance of any controlling interest in Tenant.  Notwithstanding the above prohibitions, Tenant may, upon thirty (30) days prior written notice to Landlord, assign this Lease or sublet all or part of the Premises, without the prior consent of Landlord, to (a) a surviving entity following Tenant's merger therein (so long as the surviving entity has a financial, Tangible Net Worth equal to or greater than the aggregate sum of Tenant's and any guarantor's Tangible Net Worth immediately prior to such merger), (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof, (c) to an "affiliate" if such affiliates' Tangible Net Worth is not less than the Tangible Net Worth of Tenant and any guarantor's as of the Effective Date.  Any assignment or sublease effected pursuant to the preceding sentence is hereinafter referred to as a "Permitted Transfer".  As used herein, an "affiliate" is an entity that "controls", "is controlled by" or "is under common control with" the Tenant.  No assignment or subletting, including a Permitted Transfer, shall relieve Tenant or any guarantor of this Lease of its respective obligations under this Lease or any guaranty, and Tenant shall continue to be liable as a principal (and not as a guarantor or surety) to the same extent as though no assignment or subletting had been made.

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12.       Landlord's Right of Entry. Landlord shall have the right, at its option, at Tenant's own cost and expense, to repair or replace any damage done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and Tenant shall pay the reasonable cost thereof to Landlord on demand as Additional Rent.  Landlord shall retain duplicate keys to all doors of the Leased Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Leased Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Leased Premises to Mortgagees, prospective Mortgagees, purchasers or tenants, and to inspect the Leased Premises upon 24-hour prior notice, except in cases of emergency or when an Event of Default has occurred in which case Landlord may enter at any time and without notice.  During such time as such work is being carried on, in or about the Leased Premises, the Rent provided herein shall not abate.

13.       Applicable Laws.  Tenant agrees to comply with all Applicable Laws with respect to the Building.  Tenant will comply with the rules and regulations of the Building as adopted and altered by Landlord from time to time (including those attached hereto as Exhibit "D") and will cause all of its employees, agents, invitees and visitors to do so.  Tenant shall not permit or cause any party to bring any Hazardous Material upon the Leased Premises or transport, store, use, generate, manufacture, dispose or release any Hazardous Material on or from the Leased Premises.  Tenant shall indemnify, defend and hold Landlord and its agents and representatives harmless from and against any losses, claims, demands, actions, suits, damages, expenses and costs which are brought or recoverable against Landlord as a result of any release of Hazardous Material by Tenant, its agents, employees, contractors, subtenants, assignees or invitees.

14.        Default.

(a)        The following events shall be deemed to be Events of Default by Tenant under this Lease:  (i) Tenant shall fail to pay any Rent pursuant to the terms hereof within five (5) days after the due date thereof; or (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of Rent payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant; or (iii) any affirmative act of insolvency by Tenant (for the purposes of Sections 14(a)(iii) and 14(a)(iv), "Tenant" shall include any guarantor or obligor of Tenant's obligations hereunder), or the filing by Tenant of any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors, or Tenant's transfer in fraud of creditors or assignment for the benefit of creditors of all or substantially all of Tenant's assets; or (iv) the filing of any involuntary petition under any bankruptcy statute against Tenant (that fails to be dismissed within thirty (30) days of filing), or the appointment of any receiver or trustee to take possession of the properties of Tenant; or (v) Tenant's abandonment or vacation of any part of the Leased Premises, whether or not Tenant is in default of the Rent due under this Lease; or (vi) Tenant doing or permitting to be done any act which results in a lien being filed against the Leased Premises and the same is not removed within sixty (60) days.  It is agreed that if at any time a dispute shall arise as to any amount of money to be paid by one party to the other, the party against whom the obligation to pay the money is asserted (the "Obligor") shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of the Obligor to institute suit for the recovery of such sum.

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(b)        Upon the occurrence of an Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever:  (i) terminate this Lease, in which event (A) Tenant shall pay to Landlord (x) all Rent and other amounts accrued hereunder to the date of termination of possession and (y) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, discounted to present value at a per annum rate equal to the Prime Rate, minus the then present fair rental value of the Leased Premises for such period, similarly discounted; provided, however, in no event shall Landlord be responsible to Tenant for any amount in the event the present fair rental value of the Leased Premises exceeds the present value of the total Rent Tenant would have been required to pay for the remainder of the Term and (B) Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Leased Premises and expel or remove Tenant, by force, if necessary, without being liable for prosecution or any claim of damages therefor; (ii) enter upon the Leased Premises by force, if necessary, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; (iii) without terminating this Lease unless Landlord so notifies Tenant in writing, enter upon the Leased Premises, and, without court order or other process of law, take possession of and remove the equipment and personal property of Tenant; (iv) exercise any other remedy permitted by law or at equity or by statute or otherwise; or (v) without terminating this Lease, enter upon the Leased Premises, expel or remove Tenant and relet the Leased Premises on behalf of Tenant and receive directly the rent from the reletting and Tenant agrees to pay Landlord on demand any deficiency that may result from the reletting.  Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from Landlord's enforcement of this Lease, whether caused by negligence of Landlord or otherwise (INCLUDING THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES).  Additionally, with or without notice, Landlord may alter locks or other security devices at the Leased Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.  Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.  Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease or which Landlord may incur or suffer by reason of Tenant's default or the termination of this Lease, including without limitation, the fees of Landlord's attorneys, reasonable reconfiguration expenses, rental concessions and other inducements to new tenants, advertising expenses and broker's commissions.  No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof.  All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

15.        Subordination and Estoppel Certificates.  Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Leased Premises or any component thereof, to any Mortgage now or hereafter encumbering the Leased Premises or any component thereof, to all advances made or hereafter to be made upon the security of such Mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such Mortgage, and to any replacements and substitutions for such Mortgage.  The terms of this provision shall be self-operative and no further instrument of subordination shall be required.  Tenant, however, upon request of any party in interest, shall execute and deliver within ten (10) days after request such instrument or certificates as may be reasonably required to carry out the intent hereof.  If the interests of Landlord under this Lease shall be transferred to any purchaser by reason of foreclosure or other proceedings for enforcement of any Mortgage, at the election of the purchaser, Tenant shall be bound to the purchaser under the terms and conditions of this Lease for the balance of the remaining Term.  Tenant shall execute and deliver within ten (10) days after request a statement certifying that the Tenant is in possession of the Leased Premises, the Leased Premises are acceptable, this Lease is in full force and effect and is unmodified, and such other matters as requested by Landlord or Landlord's Mortgagee. Further, should there be any guaranty of Tenant's obligations under this Lease, Tenant shall cause such guarantor to execute and deliver within ten (10) days after request a statement certifying that such guaranty is in full force and effect and is unmodified, and such other matters as requested by Landlord or Landlord's Mortgagee.  Contemporaneous with the execution of this Lease, Tenant shall execute a Subordination, Nondisturbance and Attornment Agreement, using the form attached hereto as Exhibit "E".

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16.        Destruction; Condemnation.  In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualty.  If a fire or other casualty causes damage to the Building or the Leased Premises, such that the time needed to rebuild or repair exceeds six (6) months from the beginning of the restoration (as estimated by Landlord's contractor), then either Landlord or Tenant may terminate this Lease by notice to the other party by no later than thirty (30) days after the date Landlord notifies Tenant in writing of the estimated time needed to rebuild or repair the casualty damage.  If the Lease is not terminable pursuant to the preceding sentence or, if it is so terminable and is not terminated within such thirty (30) day period, then Landlord shall proceed with diligence, subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control, to restore the condition of the Leased Premises to the condition as required under Exhibit "B", specifically excluding, however, any alterations made by Tenant.  Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under any insurance policies carried by Tenant with respect to any Tenant Improvements performed by or for the benefit of Tenant; provided, if the estimated cost to repair such Tenant Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs.  Within fifteen (15) days of demand from Landlord, Tenant shall also pay Landlord for any additional excess costs that are determined or incurred during the performance of the repairs.  In no event shall Landlord be required to spend more for the restoration than the total proceeds received by Landlord. Tenant agrees that if the Leased Premises or the Building are damaged by fire or other casualty caused by the fault or negligence of Tenant or Tenant's subtenants, assignees, employees, contractors or agents, Tenant shall have no option to terminate this Lease and the Rent shall not be abated during the repair period.  In addition, Landlord, by notice to Tenant within ninety (90) days after the date of any casualty event, shall have the right to terminate this Lease if: (i) the Leased Premises have been materially damaged and there is less than two (2) years of the Term remaining on the date of the casualty event; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the debt secured by a Mortgage; or (3) a material uninsured loss to the Building or Leased Premises occurs.  If all or part of the Leased Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and all compensation awarded or paid to Landlord upon a total or partial taking of the Building or any portion thereof shall belong to and be the property of Landlord without any participation by Tenant.

17.      Notices.  All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when delivered in person, or deposited with an overnight commercial courier, or deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective address set forth in Section 1 or at such other address as either party shall have theretofore given to the other by notice as provided above.

18.       Transfers by Landlord.  Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building, and Leased Premises, referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations and to attorn to such successor.

19.      Landlord's Liability.  Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Building, and shall not extend to any other property or assets of Landlord.  In no event shall any officer, director, employee, agent, shareholder, partner, member, manager or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

20.      Mechanic's Liens.  Tenant will not permit any mechanic's liens or other liens to be placed upon the Building, Land or the Leased Premises and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Building, Land or to the Leased Premises or any portion thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Building, Land or the Leased Premises.  In the event any such lien is attached to the Building, Land or to the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Additional Rent.

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21.        Miscellaneous.  Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.  This Lease shall be effective only upon execution hereof by Landlord and Tenant.  Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.  This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.  This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.  The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease.  The rights and interest of Tenant hereunder are and shall continue at all times to be subject, subordinate and junior in all respects to any conditional sale contract or security agreement, whether heretofore or hereinafter executed by Landlord.  The obligations of Tenant under this Lease shall survive the termination of this Lease.

22.       Commissions.  Landlord and Tenant each represent to the other that no brokers, other than Landlord's Broker and Tenant's Broker have been or will be involved in the negotiation of this Lease.  Landlord will be responsible to pay the commission, if any, owed to Landlord's Broker and Tenant's Broker pursuant to the terms of separate agreements. Landlord and Tenant hereby indemnify each other from any claims, losses, damages (including attorneys' fees) resulting from a breach of the above representation.

23.      Landlord's Lien.  On the condition that Tenant obtains third-party financing secured by a lien on Tenant's movable furniture, furnishings, trade fixtures, inventory and equipment at the Leased Premises (the "On-Site Equipment") and for so long as any such lien is in effect, Tenant hereby grants to Landlord a continuing security interest for all Rent and other sums of money becoming due under this Lease upon all On-Site Equipment; provided Landlord agrees to subordinate, or execute a customary landlord lien waiver or subordination agreement if requested by Tenant's lender for, the lien retained herein (if any) to the lien on any On-Site Equipment securing financing obtained by Tenant.  However, as a condition to such subordination, a form of subordination of Landlord's lien agreement shall be used that is in substantially the same form as the one attached hereto as Exhibit "F".  Unless and until Tenant obtains third-party financing secured by the On-Site Equipment, this section shall be of no force or effect.

24.       General Indemnification; Indemnification Parameters.  TENANT AGREES TO INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD, AND LANDLORD'S AGENTS, EMPLOYEES AND CONTRACTORS (THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, COSTS AND EXPENSES TO THE EXTENT ARISING FROM ANY OCCURRENCE ON THE LEASED PREMISES, THE USE AND OCCUPANCY OF THE LEASED PREMISES, OR FROM ANY ACTIVITY DONE, PERMITTED OR SUFFERED BY TENANT IN OR ABOUT THE LEASED PREMISES.  TENANT ACKNOWLEDGES THAT THIS LEASE CONTAINS PROVISIONS RELEASING EACH INDEMNIFIED PARTY FROM LIABILITY AND/OR INDEMNIFYING AND HOLDING HARMLESS EACH INDEMNIFIED PARTY FOR, AMONG OTHER THINGS, INDEMNIFIED PARTY'S STRICT LIABILITY AND ITS OWN NEGLIGENCE.  TENANT AGREES THAT THE RELEASE AND/OR INDEMNITY PROVISIONS CONTAINED IN THIS LEASE ARE CAPTIONED TO CLEARLY IDENTIFY THE RELEASE AND/OR INDEMNITY PROVISIONS AND, THEREFORE, ARE SO CONSPICUOUS THAT TENANT HAS FAIR NOTICE OF THE EXISTENCE AND CONTENTS OF SUCH PROVISIONS.  NOTWITHSTANDING THE FOREGOING, TENANT SHALL NOT BE OBLIGATED UNDER THIS PARAGRAPH TO INDEMNIFY ANY INDEMNIFIED PARTY FOR ANY AMOUNT(S) FOUND TO HAVE RESULTED FROM AN INDEMNIFIED PARTY'S OWN NEGLGIENCE OR WILLFUL MISCONDUCT.

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25.       Financial Statements.  Within fifteen (15) days following Landlord's written request, Tenant will provide to Landlord current, unaudited financial statements of Tenant, Tenant's general partner (if applicable) and any guarantor of this Lease.  Any unaudited financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by the chief financial officer of the entity providing such financial statements.  Within fifteen (15) days following Tenant's receipt of the final, annual audited financial statements from Tenant's (or Tenant's general partner or any guarantor of this Lease) auditors, Tenant shall upon request provide Landlord a copy of such audited financial statements. Landlord may disclose and share such financial statements with Landlord's advisors; attorneys; consultants; and lenders, investors and purchasers (as well as prospective lenders, investors and purchasers).  Notwithstanding anything to the contrary contained above, if Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder if Tenant's most recent annual and quarterly reports are publicly available.

26.      Parking.  Landlord shall license vehicle parking spaces to Tenant and Tenant's business on the terms and conditions set forth in this Section 26.  Landlord shall provide Tenant with vehicular parking spaces on an unreserved basis for Tenant and its employees on the surface parking facilities on the Property in an amount equal to Tenant's Proportionate Share multiplied by the total number of vehicular parking spaces allocated to the Building.  In no event will Tenant, its employees, agents, invitees or guests use any parking spaces beyond the amount allocated herein, and Tenant shall be responsible to ensure the compliance of this restriction. This license is for parking spaces in the general parking area to be designated and redesignated from time to time by Landlord; provided, however, Landlord may require Tenant to park in a specific location.  Landlord shall not be liable to Tenant for the failure of any of Landlord's tenants, invitees, employees, agents or customers or any third parties to comply with the designation of the parking spaces.  This license is for parking only and does not include the rights to any additional services, which services may be made available by Landlord from time to time at an additional charge.  No trailer parking is permitted in the Project, except by prior written approval of Landlord, such approval to be in Landlord's sole discretion.

27.       Attorneys' Fees.  If there is any legal or arbitration action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all reasonable, actual out-of-pocket costs and expenses paid or payable to third parties, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

28.      Expansion Right.  Provided (i) Tenant has not committed any Event of Default under this Lease; (ii) Tenant is occupying the entire Leased Premises at the time it notifies Landlord in writing of its intention to expand its operations in the greater Dallas/Fort Worth industrial market; and (iii) Landlord then currently has available leasable space in the Project,  Tenant may lease the space in an area reasonably determined by Landlord within the Project (the "Expansion Space"), by delivering to Landlord, on or before the expiration of the twelfth (12th) month of the Term, written notice (the "Expansion Notice") of Tenant's election to include the Expansion Space in the Leased Premises.  If Tenant timely exercises its option, then (a) possession of the Expansion Space shall be delivered to Tenant in an "AS IS" condition on the earlier of the date the Expansion Space is delivered by Landlord to Tenant or the date on which Tenant occupies the Expansion Space and (b) Tenant and Landlord shall execute an amendment to this Lease including the Expansion Space in the Leased Premises on the same terms as this Lease, except: (1) the rentable square feet of the Leased Premises shall be increased by the rentable square feet in the Expansion Space and (2) the Base Rent for the Expansion Space shall be as mutually agreed by Landlord and Tenant in the amendment to this Lease.  If Landlord and Tenant are unable within ten (10) calendar days following Landlord's receipt of the Expansion Notice to execute a lease or modification to lease upon mutually acceptable lease terms, including (but not limited to) rental rates, Tenant shall have no further rights or privileges under this Section 28.

29.       Texas Property Code Section 93.012.  Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 of the Texas Property Code (as same may be amended).

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30.       Texas Property Code Section 91.004.  Tenant hereby waives any statutory lien provided under Section 91.004 of the Texas Property Code (as same may be amended).

31.       Force Majeure.  Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action will not be liable or responsible for any delays due to a major unforeseeable act or event that: (i) materially and adversely affects the affected party's ability to timely perform its obligation(s) under this Lease; (ii) is beyond the reasonable control of the affected party; (iii) is not caused by any act or omission on the part of the affected party or the affected party's officers, partners, employees, agents, servants, contractors, subcontractors; and (iv) could not have been prevented or avoided by the party who suffers it by the exercise of commercially reasonable efforts.  "Force Majeure" must satisfy each of the above requirements and shall include (but not be limited to): (a) natural phenomena and acts of God such as lightning, floods, hurricanes, tornadoes, earthquakes; (b) explosions; (c) fires; (d) wars, civil disturbances and terrorism; (e) strikes, labor shortages, or shortage or delays of materials or equipment, that delay construction; (f) pandemics, epidemics, public health crises, or other uncontrollable circumstances in which a federal, state or municipal governmental order prevents or materially impedes commercial construction within the Property; (g) abnormal weather; (h) municipal delays including, without limitation, the platting of the Project, change in zoning, and issuance of a building permit, except for delays caused in whole or in part by any act or omission of Landlord; and (i) changes in Applicable Law that materially impact the design or construction of the Project.  The period of time for taking action will be extended by the number of days of delay resulting from Force Majeure.  However, the provisions of this Section 31 will never be construed as allowing an extension of time with respect to either party's obligation to pay monetary amounts when and as due under this Lease.

32.      Prohibited Persons and Transactions.  Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

33.       Waiver of Jury Trial.  Landlord and Tenant hereby waive any right to trial by jury in any claim, action, proceeding or counterclaim by either Landlord or Tenant (or any guarantor of Tenant's obligations hereunder) against the other(s) pertaining to any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use of the Leased Premises.  In the event that Tenant (and/or any guarantor of Tenant's obligations hereunder) demands a jury trial in connection with any of the foregoing matters, then Tenant shall be liable to Landlord for an amount equal to One Hundred Dollars ($100.00) per day (on account of the delay caused by such demand) for each day that trial of any such matter is delayed by such jury trial demand.

34.       Counterparts.  This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

EXHIBITS:

Exhibit "A" – Legal Description of the Land
Exhibit "A-1" – Floor Plan of Leased Premises
Exhibit "B" – Tenant Improvement Agreement
Exhibit "C" – Sign Criteria
Exhibit "D" – Rules and Regulations
Exhibit "E" – Subordination, Nondisturbance and Attornment Agreement
Exhibit "F" – Form of Subordination of Landlord's Lien
Exhibit "G" – Renewal Option
Exhibit "H" – HVAC Maintenance Contract
Exhibit "I" – Form of Commencement Date Agreement

(SIGNATURES ON FOLLOWING PAGE)

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly authorized, executed, sealed and delivered as of the ___________ day of January, 2025.

"Landlord":		"Tenant":

JACKSON-SHAW / BENBROOK NORTH, LP,		TANDY LEATHER FACTORY, INC.,
a Texas limited partnership		a Delaware corporation

By:	JSC / BENBROOK NORTH GP, LLC,
a Texas limited liability company,
its General Partner

By:		By:

Name:	Name:

Title:	Title:

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EXHIBIT "A"
LEGAL DESCRIPTION OF THE LAND

LEGAL DESCRIPTION - PHASE 1 NORTH

TRACT 1

BEING a 5.0819 acre (221,367 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362 & John Laneri Survey, Abstract No. 1964, City of Benbrook, Tarrant County, Texas; said tract being all of Lot 1, Block 1, Northeast Winscott Addition, an addition to the City of Benbrook according to the plat recorded in Cabinet A, Slide 7983 of the Plat Records of Tarrant County, Texas; said tract being part of that tract of land described in General Warranty Deed to Cassco Land Co., Inc. recorded in Instrument No. D202291480 of the Official Public Records of Tarrant County, Texas.

TRACT 2

BEING a 13.3387 acre (581,033 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362, City of Benbrook, Tarrant County, Texas; said tract being part of that tract of land described as Exhibit "A", Tract No 1 in Special Warranty Deed with Mineral and Water Assumption to EG Benbrook Ltd. recorded in Instrument No. D212318325 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows:

BEGINNING at a 5/8-inch iron rod with "KHA" cap set in the north line of that tract of land described in Warranty Deed to Texas Electric Service Company recorded in Volume 5435, Page 242 of the Deed Records of Tarrant County, Texas; said point being the northwest corner of a Street or Road Right of Way Easement recorded in Instrument No. D213239849 of said Official Public Records;

THENCE South 89°14'44" West, along the said north line of said Texas Electric Service Company tract, a distance of 1220.74 feet to a 1/2-inch iron rod found for corner; said point being the southeast corner of Lot 2, Block 1, Northeast Winscott Addition, an addition to the City of Benbrook according to the plat recorded in Cabinet A, Slide 7983 of the Plat Records of Tarrant County, Texas;

THENCE North 0°47'59" West, departing the said north line of the Texas Electric Service Company tract and along the east line of said Lot 2, a distance of 476.48 feet to a 5/8-inch iron rod found for corner in the south line of Lot 1R, Block 1, Benbrook Industrial Park, an addition to the City of Benbrook according to the plat recorded in Cabinet A, Slide 7498 of the Plat Records of Tarrant County, Texas;

THENCE North 89°18'02" East, along the said south line of Lot 1R, to and along the south line of Lot 2R-1, Benbrook Industrial Park, Phase II, an addition to the City of Benbrook according to the plat recorded in Instrument No. D216095828 of said Official Public Records, a distance of 1221.12 feet to a 5/8-inch iron rod with "KHA" cap set for corner in the west right-of-way line of Benbrook Parkway (a 70-foot right-of-way);

THENCE South 0°45'16" East, along the said west line of Benbrook Parkway, a distance of 475.31 feet to the POINT OF BEGINNING and containing 13.3387 acres or 581,033 square feet of land, more or less.

TRACT 3

BEING a 44.5837 acre (1,942,067 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362 & John Laneri Survey, Abstract No. 1964, City of Benbrook, Tarrant County, Texas; said tract being part of that tract of land described as Exhibit "A", Tract No 2 in Special Warranty Deed with Mineral and Water Assumption to EG Benbrook Ltd. recorded in Instrument No. D212318325 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows:

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BEGINNING at a 5/8-inch iron rod with "KHA" cap set at the west end of a right-of-way corner clip at the intersection of the north right-of-way line of Southwest Loop 820 (a variable width right-of-way) and the west right-of-way line of Benbrook Parkway (a 70-foot wide right-of-way);

THENCE along the said north line of Southwest Loop 820, the following six (6) calls:

South 89°31'13" West, a distance of 885.50 feet to a brass disc stamped "TXDOT" found for corner at the beginning of a tangent curve to the right having a central angle of 14°16'52", a radius of 1402.40 feet, a chord bearing and distance of North 83°20'21" West, 348.65 feet;
In a northwesterly direction, with said curve to the right, an arc distance of 349.55 feet to a concrete monument found for corner;
North 76°12'58" West, a distance of 776.18 feet to a brass disc stamped "TXDOT" found for corner at the beginning of a tangent curve to the left having a central angle of 14°16'51", a radius of 1462.40 feet, a chord bearing and distance of North 83°21'24" West, 363.56 feet;
In a northwesterly direction, with said curve to the left, an arc distance of 364.50 feet to a concrete monument found for corner;
South 89°25'02" West, a distance of 89.56 feet to a brass disc stamped "TXDOT" found for corner at the beginning of a tangent curve to the right having a central angle of 90°00'00", a radius of 120.00 feet, a chord bearing and distance of North 45°34'58" West, 169.71 feet; said point being the east end of a circular right-of-way corner clip at the intersection of the said north line of Southwest Loop 820 and the east right-of-way line of Winscott Road (a variable width right-of-way);
In a northwesterly direction, along said corner clip and with said curve to the right, an arc distance of 188.50 feet to a 5/8-inch iron rod in concrete found for corner;

THENCE along the said east line of Winscott Road, the following four (4) calls:

North 16°26'55" West, a distance of 72.80 feet to a 5/8-inch iron rod with "KHA" cap set for corner at the beginning of a non-tangent curve to the right having a central angle of 7°36'33", a radius of 1293.77 feet, a chord bearing and distance of North 1°19'59" East, 171.69 feet;
In a northeasterly direction, with said curve to the right, an arc distance of 171.82 feet to a 5/8-inch iron rod found for corner at the beginning of a non-tangent curve to the left having a central angle of 6°05'50", a radius of 1082.74 feet, a chord bearing and distance of North 2°28'24" East, 115.17 feet;
In a northeasterly direction, with said curve to the left, an arc distance of 115.22 feet to a 5/8-inch iron rod with "KHA" cap set for corner at the beginning of a non-tangent curve to the right having a central angle of 89°50'46", a radius of 90.00 feet, a chord bearing and distance of North 44°19'20" East, 127.11 feet; said point being the south end of a circular right-of-way corner clip at the intersection of the said east line of Winscott Road and the south right-of-way line of Winbrook Drive (a 60-foot wide right-of-way);
In a northeasterly direction, along said corner clip and with said curve to the right, an arc distance of 141.13 feet to a 5/8-inch iron rod found for corner;

THENCE along the said south line of Winbrook Drive, the following three (3) calls:

North 89°14'46" East, a distance of 38.00 feet to a 5/8-inch iron rod with "KHA" cap set for corner;
North 86°57'19" East, a distance of 100.08 feet to a 5/8-inch iron rod with "KHA" cap set for corner;
North 89°14'44" East, a distance of 2331.37 feet to a 5/8-inch iron rod with "KHA" cap set for corner at the west end of a right-of-way corner clip at the intersection of the said south line of Winbrook Drive and the said west line of Benbrook Parkway;

THENCE South 45°45'16" East, along said corner clip, a distance of 35.36 feet to a 5/8-inch iron rod with "KHA" cap set for corner;

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THENCE South 0°45'16" East, along the said west line of Benbrook Parkway, a distance of 811.90 feet to a 5/8-inch iron rod with "KHA" cap set for corner;

THENCE South 44°23'02" West, a distance of 35.47 feet to the POINT OF BEGINNING and containing 44.5837 acres or 1,942,067 square feet of land, more or less.

TRACT 4

BEING a 6.3403 acre (276,184 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362, City of Benbrook, Tarrant County, Texas; said tract being part of that tract of land described in Special Warranty Deed with Mineral and Water Reservation to EG Benbrook, Ltd recorded in Instrument No. D212318325, Official Public Records, Tarrant County, Texas; said tract being more particularly described as follows:

BEGINNING at a 5/8-inch iron with cap stamped "KHA" set at the north end of a right-of-way corner clip at the intersection of the north right-of-way line of Southwest Loop 820 (a variable width right-of-way) and the east right-of-way line of Benbrook Parkway (a 70-foot wide right-of-way);

THENCE North 0°45'16" West, along the said east right-of-way line of Benbrook Parkway, a distance of 812.24 feet to a 5/8-inch iron rod with cap stamped "KHA" set at the south end of a right-of-way corner clip at the intersection of the said east right-of-way line of Benbrook Parkway and the south right-of-way line of Winbrook Drive (a 60-foot wide right-of-way);

THENCE North 44°14'44" East, along said corner clip, a distance of 35.36 feet to a 5/8-inch iron rod with cap stamped "KHA" set for corner;

THENCE North 89°14'44" East, along the said south right-of-way line of Winbrook Drive, a distance of 297.58 feet to a 5/8-inch iron rod with cap stamped "KHA" set for corner;

THENCE South 0°30'16" East, departing the said south right-of-way line of Winbrook Drive, a distance of 863.92 feet to a 5/8-incih iron rod with cap stamped "KHA" set for corner in the north right-of-way line of Southwest Loop 820;

THENCE South 89°31'13" West, along the said north right-of-way line of Southwest Loop 820, a distance of 293.68 feet to a 1/2-inch iron rod with cap stamped "BRITTAIN & CRAWFORD" found at the south end of said right-of-way corner clip at the intersection of the said north right-of-way line of Southwest Loop 820, and the said east right-of-way line of Benbrook Parkway;

THENCE North 45°36'58" West, along said corner clip, a distance of 35.64 feet to the POINT OF BEGINNING and containing 6.3403 acres or 276,184 square feet of land, more or less.

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EXHIBIT "A-1"
FLOOR PLAN OF LEASED PREMISES

JACKSONSHAW

WINBROOK DR
BENBROOK PKWY
INTERSTATE 20
41 (TRAILER PARKING)
43 (TRAILER PARKING)
57 (OH. DOCK DOORS)
55'-0"
185'
40'-0"
60'-0"
1125'-4"
56'-8"
56'-0"
TYP
LEASED
AVAILABLE
73,811 SF
EST tandy 1919
LEATHER
133,564 SF

// BUILDING 2 - EXHIBIT
JACKSONSHAW

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EXHIBIT "B"
TENANT IMPROVEMENT AGREEMENT

1. Plans.

1.1        Space Plan.  Landlord and Tenant hereby acknowledge that a preliminary space plan upon which the Tenant Improvements shall be based ("Space Plan") shall be submitted to Landlord for approval.  Other than the installation of signage in accordance with Section 8(e), Tenant is not permitted to make any changes to the exterior appearance of the Building.

1.2         Compliance With Laws.  Tenant shall be solely responsible to insure the Tenant Improvements are constructed in accordance with all federal, state, and local codes, laws, rules, regulations, ordinances, zoning requirements and matters of record (collectively, the "Codes") and shall indemnify, defend and hold harmless Landlord from and against any and all claims, liabilities and expenses (including, without limitation reasonable attorneys' fees and expenses) incurred by or asserted against Tenant by reason of or in connection with any violation of the Codes resulting from construction of the Tenant Improvements.  Tenant assumes sole responsibility to insure all of the Tenant Improvements are constructed in compliance with the most recent edition of the American's with Disabilities Act ("ADA") and applicable Accessibility Standards of applicable Architectural Barriers ("Accessibility Standards").  Tenant shall submit for and obtain all approvals required by Accessibility Standards. Further, Tenant shall insure that Tenant's architect, who shall be Licensed and Registered by the State of Texas prior to commencement of construction.  All review and inspection fees necessary to comply with ADA / Accessibility Standards, or construction costs necessary to bring the Tenant Improvements into compliance, shall be solely at Tenant's expense.

1.3          Construction Plans.  Tenant acknowledges having received a copy of the "Jackson-Shaw Company General Specifications and Requirements for Interior Finishout Construction" for incorporation into all Tenant Improvement construction plans, record drawings of the shell building as necessary to assist Tenant in the design and construction of the Tenant Improvements.  Tenant and Tenant's architect are solely responsible for field verification of all "As-Built" shell conditions.  Tenant shall engage an architect reasonably acceptable to Landlord (which architect may be the approved space planner if the space planner is a licensed architect, certified to practice in the State of Texas), to prepare construction plans and specifications based on the Space Plan (such plans and specifications, when approved by Landlord and Tenant, as provided below, and all changes and amendments thereto agreed to by Landlord and Tenant in writing, are herein called the "Construction Plans") which shall consist of architectural plans, structural plans (if required) and building standard engineered mechanical, electrical, and plumbing plans for all of the Tenant Improvements (all improvements required by the Construction Plans are herein called "Tenant's Improvements").  All architectural drawings shall be sealed and signed by the architect of record, and all engineered mechanical, electrical, and plumbing ("MEP") drawings shall be sealed and signed by the consulting engineer(s) of record.  Within seven (7) business days after construction plans and specifications are delivered to Landlord, Landlord shall approve or disapprove same in writing and if disapproved, Landlord shall provide Tenant's architect specific reasons for disapproval.  Landlord and Tenant hereby agree that Landlord shall not be entitled to disapprove construction plans except for the following reasons:  (i) the construction plans do not conform to applicable laws, rules and regulations, (ii) the construction plans do not conform to the building standard mechanical, electrical or plumbing specifications defined in the "Jackson-Shaw Company Specifications and Requirements for Interior Finishout Construction", (iii) the construction plans vary from the approved Space Plan in other than minor detail, (iv) the work required by the construction plans could, in Landlord's reasonable judgment, adversely affect the Building Systems, structural integrity or any structural member of the Building or any part thereof, (v) the work required by the construction plans adversely affects, in Landlord's reasonable judgment, the exterior of the Leased Premises or the Building, or (vi) the construction plans are incomplete or contain material errors or omissions (collectively, "Permitted Objections").  Landlord's approval shall not be deemed to imply any approval as to municipal or other building codes or regulations and shall not give rise to any liability of Landlord.

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1.4         Changes to Approved Plans.  If any re-drawing or re-drafting of either the approved Space Plan or the approved Construction Plans is necessitated by changes (all of which shall be subject to Landlord's written approval) requested by Tenant after approval by Landlord and Tenant, the expense of any such re-drawing, re-drafting or re-reviewing by Landlord's or Tenant's architectural, MEP, or structural consultants required in connection therewith, and the expense of any work and improvements necessitated by such re-drawing or re-drafting, will be paid by Tenant.

1.5         Coordination of Planners and Designers.  Tenant is responsible to insure all necessary coordination of its agents' efforts with Landlord's agents to ensure that no material delays are caused to either the planning or construction of the Tenant's Improvements.

2.          Construction and Costs of Tenant's Improvements.

2.1       Construction Obligation.  Landlord agrees Tenant shall, subject to the terms and provisions herein, perform the Tenant Improvements to the Leased Premises.  Tenant shall engage a contractor approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (the "Contractor") to construct, at Tenant's sole cost and expense, Tenant's Improvements; provided, however, Landlord shall provide Tenant with the "Tenant Improvement Allowance" as defined below.  The Contactor shall be insured with a Comprehensive Commercial General Umbrella Liability policy with commercially reasonable limits.

Upon approval of the plans and specifications, Landlord shall grant Tenant access to the Leased Premises for the purposes of construction of the Tenant Improvements.  Such access shall include limited access through the space of other tenant(s) as may be required for initial installation of Tenant's utilities.  Such limited access shall be reciprocal with other tenants of the premises, and shall be contingent upon coordination and scheduling of said access by Landlord or Landlord's Property Manager.

In performing construction of Tenant's Improvements under this Section 2.1, Tenant shall, with regard to the construction of Tenant's Improvements, be bound by each and every term of the Lease.  Without in any way limiting the foregoing provisions of this Section 2.1, the following provisions shall be applicable to Tenant's obligation to construct Tenant's Improvements:

(i)          Tenant shall submit for permit to commence construction of the Tenant's Improvements within ten (10) days after bids for such work have been approved.

(ii)         Tenant, Contractor and each of Tenant's or Contractor's subcontractors, employees, mechanics, engineers, space planners, and other agents (collectively, "Tenant's Contractors") shall comply with all Rules and Regulations for the Building.  For any work by Tenant related to the roof, mechanical, electrical and plumbing systems, fire safety, fire alarm and sprinkler systems (collectively, the "Building Systems"), Landlord, at Landlord's sole option, may require that Tenant use certain subcontractors that have performed scopes of work related to such roof, mechanical, electrical and plumbing systems, fire safety, fire alarm and sprinkler systems, so as not to negatively impact or void any warranties.

(iii)        Tenant shall cause the Contractor to deliver Landlord sufficient evidence (which shall include, without limitation, certificates of insurance naming Landlord and Property Manager as additional insureds) that such Contractor is covered under such Workers' Compensation (statutory limits), public liability and property damage insurance in commercially reasonably amounts for Landlord's protection.  All such evidence of insurance must be submitted to and approved by Landlord prior to commencement of construction of Tenant's Improvements.  The General Contractor shall be responsible for requiring that subcontractors be adequately insured.

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(iv)       Prior to the execution of the construction contract for the construction of Tenant's Improvements, Tenant shall submit the proposed form thereof to Landlord for Landlord's review and acceptance.  Landlord does not anticipate objections to a standard AIA Form, and Landlord's approval shall be deemed approved unless objections are provided to Tenant within three (3) business days following Landlord's actual receipt thereof.  Such contract shall, without in any way limiting Landlord's right to approve the form of such contract, (1) require the Contractor to waive all contractual, statutory and constitutional liens against the Leased Premises and the Building as a condition to receipt of any payments thereunder, (2) require the Contractor to conform to the Rules and Regulations and any Building rules applicable to contractors performing work in the Building, (3) require the Contractor to deliver the certificates of insurance (and such other evidence of insurance as is required by Landlord) referred to in clause (iv) above, (4) recognize that Landlord is a third party beneficiary with respect to all warranties (implied or expressed) under the contract or otherwise applicable to Tenant's Improvements at law or in equity, and as a third party beneficiary, Landlord shall have the absolute right (but not the obligation) to enforce each and every such warranty, (5) require the Contractor to agree to assign and transfer all project warranties to subsequent owners at Landlord's request, (6) require the Contractor to provide a set of Closeout Documents (as defined below) and record set of Construction Plans reflecting the actual "as-built" conditions and construction of Tenant's Improvements (the "Record Drawings"), and (7) require the Contractor to work in harmony and cooperate with each other contractor performing work at the Leased Premises, whether engaged by Landlord or Tenant.

(v)        Prior to commencement of construction of Tenant's Improvements (including, without limitation, demolition of any existing improvements to allow for the construction of Tenant's Improvements), the Construction Plans will, if required by applicable laws, be approved by the appropriate governmental agency and all notices required to be given to any governmental agency shall have been given in a timely manner.

(vi)       Upon completion of Tenant's Improvements, Landlord may inspect the Leased Premises and prepare a punch list of those portions of the Tenant Improvements on or involving the roof and shell building to insure that all work has been completed in accordance with the Construction Plans.

(vii)      Landlord shall not be liable for any injury, loss or damage to any of Tenant's Improvements or other installations (INCLUDING LANDLORD'S NEGLIGENCE) unless caused by Landlord's gross negligence or willful misconduct.

(viii)       Tenant shall indemnify and hold harmless Landlord from and against any and all costs, expenses, claims, liabilities and causes of action to the extent caused by defective work performed by or on behalf of Tenant or the Contractor, except to the extent caused by Landlord's or its contractor's, agent's, or employee's negligence or willful misconduct or their violation of Applicable Laws or Codes then existing as of the Effective Date.

(ix)       Notwithstanding the fact that Landlord shall be a third-party beneficiary of any and all warranties under the contract for construction of the Tenant Improvements and any and all warranties applicable to Tenant Improvements at law or in equity; however, except as expressly provided in the Lease, Landlord shall in no way be responsible for the function and/or maintenance of the Tenant Improvements.

(x)         In order to preserve Landlord's roof warranty, Tenant's General Contractor shall utilize Landlord's bonded roofer for all roof work associated with tenant improvement construction.  Landlord shall provide Tenant with roof subcontractor's contact information for use during the bid process.  All such roof work shall be solely at Tenant's expense. In order to preserve Landlord's fire sprinkler and fire alarm warranty, Tenant's General Contractor shall utilize Landlord's bonded contractor for all work affecting the fire sprinkler and fire alarm which is associated with tenant improvement construction.  Landlord shall provide Tenant with such contractor's contact information for use during the bid process.  All such fire sprinkler and fire alarm work shall be solely at Tenant's expense.

(xi)         Closeout Documents shall consist of the following:

1.        Certificate of Substantial Completion, standard AIA G704 document, signed by the General Contractor, Tenant's architect and Landlord.
2.           Copy of the Certificate of Occupancy or local equivalent.

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3.           All Approved Building Department Trade Inspection Slips and/or Building Department Inspection Log.
4.           Complete list of subcontractors with contact name, address, and phone numbers.
5.       Project punchlist, signed-off by Tenant, Landlord, and General Contractor as completed, with the date of final completion noted thereon.
6.          One (1) complete set of Architectural and MEP "As-Builts" marked as such, with all field changes shown clearly and neatly in red ink.  All Architectural "As-Built" drawings shall bear original registered Architect's stamp and signature.  All MEP "As-Built" drawings shall bear original registered Engineer's stamp and signature.  One (1) CAD CD and PDF CD of As-Builts.
7.         Fire Sprinkler Hydrostatic Test Report, Materials Certificate, and Fire Sprinkler Plans approved and stamped by the local authority having jurisdiction.
8.           Independent Laboratory Slab moisture test reports per JSC General Specifications.
9.           Copy of the Interior Finish Schedule.
10.      HVAC roof load structural analysis by shell structural engineer per JSC General Specifications if required by mechanical design.
11.        All MEP equipment, fixture, or device cut sheets, users / operations manuals, and service instructions, including but not limited to:  HVAC ops and service manuals, programmable thermostat ops manuals, exhaust fans, humidifiers, etc., electrical switch-gear, breaker panels, transformers, dimmer switches, lighting fixture cut sheets, etc., plumbing fixtures, faucets, valves, pumps, water cooler and water heater ops and service manuals, kitchen appliance ops manuals, etc.
12.      All miscellaneous equipment or product cut sheets, users / operations manuals, service / care / or maintenance instructions, including but not limited to:  projection screens, marker boards, dock equipment manuals, vinyl flooring, carpet, or specialty floor coatings, toilet partitions, toilet accessories, etc.
13.        All MEP manufacturers' equipment warranties.  All HVAC manufacturers' equipment warranty forms to be delivered to Owner filled out with Owner's name, unit model numbers, date of installation, address of installation, unit serial numbers, and name of installing contractor.
14.         MSD sheets for all materials or products used in the construction of the tenant improvement.
15.         General Contractor and subcontractor warranty letters on a form provided by Landlord.
16.         Subcontractor Final Unconditional Lien Releases.
17.         General Contractor Final Unconditional Lien Release.

ALL CLOSEOUT DOCUMENTS SHALL BE DELIVERED TO OWNER IN DUPLICATE (UNLESS SPECIFICALLY NOTED OTHERWISE ABOVE), NEATLY BOUND IN TWO (2) INDIVIDUAL EIGHT (8) TAB THREE (3) RING BINDERS, WITH WHITE JACKET AND CLEAR VINYL OUTER SLEEVES.

2.2        Supervision of Construction.  Landlord shall have the right to approve and supervise all portions of the construction of the Tenant's Improvements related to the Building mechanical, electrical and plumbing systems and structural elements, and to observe all other aspects of the construction of the Tenant's Improvements, but any such approval, supervision or observation shall be strictly for Landlord's own purposes and shall not impose upon Landlord any express or implied duty to Tenant or any third party with respect to the Tenant's Improvements.  In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one and one-half percent (1.5%) of the Total Construction Costs.

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2.3         Disbursement of the Tenant Improvement Allowance.  Landlord will provide to Tenant a construction allowance (the "Tenant Improvement Allowance") not to exceed $2,003,460.00 ($15.00 psf) to be used toward the payment of the "Total Construction Costs" (as hereinafter defined) relating to the Tenant Improvements.  "Total Construction Costs" shall include, without limitation, design and completion of the Tenant Improvements and preparation of the Construction Plans, any building permit fees or other governmental fees or charges, costs of construction labor and materials, electrical and other utility usage during construction, additional janitorial services, general tenant signage, the construction supervision fee referenced in Section 2.2 above, and related taxes and insurance costs. Landlord shall pay to Tenant the Tenant Improvement Allowance within thirty (30) days following the receipt by Landlord of written request for payment accompanied by the following items:  (1) Tenant's occupancy of the Leased Premises, (2) the Closeout Documents; and (3) an estoppel certificate confirming such factual matters as Landlord or Landlord's mortgagee may reasonably request.  Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Tenant Improvement Allowance during the pendency of any of the following: (A) Landlord has received written notice of any unpaid claims relating to any portion of the Tenant Improvements or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Building or the Leased Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Leased Premises, (C) the conditions to the advance of the Tenant Improvement Allowance are not satisfied, or (D) an Event of Default by Tenant exists.  The Tenant Improvement Allowance must be used (that is, the Tenant Improvements must be fully complete and the Tenant Improvement Allowance disbursed) within three hundred sixty five (365) days following the Effective Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

2.4        Liens Arising from Tenant's Improvements.  Tenant agrees to keep the Leased Premises free from any liens arising out of nonpayment of costs to construct Tenant's Improvements whether filed by Contractor, any subcontractor, Tenant's architect, or any other person or entity supplying services or goods for Tenant's Improvements.  In the event that any such lien is filed and Tenant, within ten (10) days following such filing fails to cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it in its sole discretion deems proper, including payment of or defense against the claim giving rise to such lien.  All sums paid by Landlord in connection therewith shall constitute Rent under the Lease and a demand obligation of Tenant to Landlord.

3.          Construction Representatives.  Landlord's and Tenant's representatives for coordination of construction and approval of change orders in excess of $10,000 or which affect the structure or the Building Systems, will be as follows, provided that either party may change its representative upon written notice to the other:

LANDLORD'S REPRESENTATIVE:		TENANT'S REPRESENTATIVE:

NAME:	Miles Terry	NAME:	Johan Hedberg
ADDRESS:	4890 Alpha Road, Suite 100	ADDRESS:	1900 SE Loop 820
	Dallas, Texas 75244		Fort Worth, TX 76140
PHONE:	(405) 570-8713	PHONE:	817-872-3200

4.          Defaults.  This Exhibit is hereby made a part of this Lease for all purposes and any default hereunder by Tenant shall entitle Landlord to the exercise of any and all remedies set forth in the Lease.

5.          Conflicts.  With respect to the subject matter of this Exhibit, if there is any irreconcilable conflict between provisions of this Exhibit and any other provision of this Lease, the Lease shall control.

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EXHIBIT "C"
SIGN CRITERIA

The purpose of this sign criteria is to create a graphic environment which is individual and distinctive in identity for the Tenant and also compatible with other signs in the center.  The total concept should give an impression of quality and professionalism and instill a good business image. Lettering and spacing shall be well proportioned, and legible.

SIGN PLACEMENT:

1.
Tenant shall be encouraged to identify its premises by erecting one (1) facia sign which shall be attached directly to the building fascia as described hereinafter.  Subject to the restrictions under "Type and Size of Sign: below, for buildings and leaseholds with one (1) front façade, (front façade being defined as the building surface directly facing a dedicated street, or where street frontage does not exist, it shall be defined as the width of the lease space which contains the main entry).

2.	Tenant signage shall be as close to tenant's main entrance as possible, subject to allowance for corner positioning.

TYPE AND SIZE OF SIGN:

1.
Attached signs located at a height of 40 feet or less are permitted a maximum aggregate effective area equal to one-square foot per lineal foot of leasehold frontage, as applicable, or 300 square feet, whichever is less.

2.	Illuminated or reverse lighted individually pin mounted channel letters

3.
Depth – 2" minimum, 5 ½"; maximum height – not-to-exceed 36".  Multiple Rows – not-to-exceed 48" in total height including spaces between rows.  Minimum Letter Size – 10". Letters are to be pin mounted 1" off building fascia.

4.	Matte finishes required.

5.	Colors are subject to approval by Landlord or its representative

6.	Returns and Fronts - aluminum .063 gauge (minimum) or channel formed acrylic 3/16" minimum.

7.	All fasteners used are to be non-corrosive stainless steel.

ILLUMINATION AND WIRING

1.
If illuminated individual letters are to be backlit with neon tubing, such tubing must be concealed in the letter and project the light source back on the building fascia.  All transformers and secondary wiring are to be concealed behind parapets or within soffits.

PERMITS

All city permits and approvals from the City of Benbrook are required prior to sign fabrication.

THE FOLLOWING ARE NOT PERMITTED

1.	Roof signs or box type signs

2.	Exposed seam tubing

3.	Animated or moving components

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EXHIBIT "D"
RULES AND REGULATIONS

The following Rules and Regulations are prescribed by Landlord in order to provide and maintain, to the best of Landlord's ability, orderly, clean and desirable Leased Premises, building and parking facilities for the tenants therein and to regulate conduct in and use of the Leased Premises, the Building and parking facilities in such a manner as to minimize interference by others in the proper use of the Leased Premises by Tenant.  All references to Tenant include not only the Tenant, but also Tenant's agents, employees, invitees, licensees, visitors, assignees, and/or sublessees:

1.         Tenant shall not block or obstruct any of the entries, passages, or doors of the Building or parking area, or place, empty, or throw rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant.

2.          Landlord will not be responsible for lost or stolen personal property, equipment, money, or any article taken from the Leased Premises, Building, or parking facilities regardless of how or when loss occurs.

3.          The plumbing facilities shall not be used for any other purpose than that of which they are constructed, and no foreign substance of any kind shall be placed therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision by Tenant or its employees shall be borne by Tenant.

4.          Any additional keys or locks required by Tenant during the term of the Lease shall be the Tenant's responsibility.

5.          The common parking facilities are available for use by any and all tenants.  Landlord reserves the right, in Landlord's sole discretion, to assign or allocate parking in the event of conflicts, abuse, or improper use.  It is generally understood that any tenant should utilize only those parking spaces immediately adjacent to the tenant's leased premises.

6.        Vehicles that are abandoned, disabled, have expired registration stickers, obstructing any means of ingress or egress to any leased premises, or in any way a general nuisance or hazard are subject to removal without notice by Landlord.  All costs associated with such removal shall be at the Tenant's/vehicle owner's expense.

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EXHIBIT "E"
FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

After Recording, Return To:

Jackson Walker L.L.P.
2323 Ross Ave., Suite 600
Dallas, Texas 75201
Attn:  Kelly Hodge

SUBORDINATION, NON-DISTURBANCE, AND
ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") dated as of the ______ day of January, 2025 (the "Effective Date"), is made by and among VERITEX COMMUNITY BANK having an address at 8214 Westchester Drive, Dallas, Texas 75225, Attn:  Craig Davis ("Lender"), TANDY LEATHER FACTORY, INC., a Delaware corporation, having an address at 7602 SW Loop 820, Suite 101, Benbrook, Texas 76126 ("Tenant"), and JACKSON-SHAW / BENBROOK NORTH, LP, a Texas limited partnership, having an address at 4890 Alpha Road, Suite 100, Dallas, Texas 75244 ("Landlord"), collectively referred to herein as the "Parties", or individually as a "Party").

RECITALS:

A.         Landlord is the owner of the land and the buildings and other improvements thereon located at 7602 SW Loop 820 Benbrook, Texas, and legally described on Exhibit A attached hereto (collectively, the "Property").

B.         Lender has agreed to make a loan to Landlord (the "Loan"), is or will be secured by a first priority Deed of Trust, Security Agreement Financing Statement and Assignment of Rents on the Property (the "Deed of Trust") which will be recorded in the Real Property Records of Harris County, Texas.  Landlord's interest in the Lease will be assigned to Lender as additional security for the Loan.  The Deed of Trust, and all other documents and instruments evidencing or securing the Loan and any amendments, extensions, supplements, consolidations, replacements, renewals, and advances or re-advances are collectively referred to herein as the "Loan Documents".

C.        Landlord and Tenant have entered into that certain Lease Agreement dated _______________ (the "Lease"), under which Landlord leased to Tenant all or a portion of the Property.

D.         Lender and Tenant desire to confirm their understanding with respect to, among other things, the subordination of the Lease to the Deed of Trust and Lender's agreement not to disturb Tenant's possession of the Property, subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [and to induce Lender to make the Loan,] Lender, Landlord, and Tenant agree as follows:

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1.         Subordination. The Lease and Tenant's leasehold interest under the Lease shall be and shall remain, at all times, and in each and every respect, subject and subordinate to the Deed of Trust and other Loan Documents, and to any and all renewals, amendments, modifications, supplements, extensions, consolidations, and replacements thereof, including without limitation, amendments which increase the amount of the indebtedness secured by the Loan Documents.

2.         Non-Disturbance.  Lender covenants that the leasehold estate granted by the Lease, and Tenant's right to quiet enjoyment, possession, and any other rights under the Lease, shall not be disturbed or terminated by any transfer of Landlord's interest in the Property by foreclosure, deed-in-lieu of foreclosure, sale, or other action or proceeding initiated to enforce the Loan Documents (individually and collectively referred to as an "Enforcement Event") provided that: (i) the Lease is in full force and effect; and (ii) there exist no defaults by Tenant under the Lease.

3.          Attornment.
(a)          If any Enforcement Event occurs, Tenant hereby attorns to any transferee, including Lender, and its designees, successors, and assigns (individually and collectively, "Successor"), as the landlord under the Lease.  Tenant shall be bound to Successor under all the executory terms, covenants, and conditions of the Lease for the balance of the Lease term with the same force and effect as if Successor had been the original landlord under the Lease. This attornment shall be effective and self-operative without the execution of any further instruments evidencing Successor's succession to the interest of Landlord under the Lease.  From and after the occurrence of any Enforcement Event, Tenant shall make all payments under the Lease directly to Successor.  Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of such Enforcement Event.

(b)          Notwithstanding the foregoing, Successor shall not be:

(i)          liable for any act, omission, or default of Landlord or any prior landlord;

(ii)       liable for any damage for a breach of any representation or warranty or other obligation contained in the Lease by Landlord or any prior landlord under the Lease;

(iii)        subject to any offsets, counterclaims or defenses which Tenant might have against Landlord or any prior landlord;

(iv)        bound by any prepayment of rent or additional rent which Tenant might have paid more than one month in advance to Landlord or any prior landlord. Successor shall not be obligated for:

(A)          the return of any security deposit, unless the same is received by Successor; or

(B)          a credit or refund to Tenant of any prepayment of rent or other charges made pursuant to the express terms of the Lease, unless such prepayment is received by Successor;

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(v)        bound by any amendment, modification, cancellation, or surrender of the Lease, or by any waiver or forbearance on the part of Landlord or any prior landlord made or given without Lender's written consent;

(vi)         Liable for the construction of any improvements required of Landlord under the Lease;

(vii)      bound to make any payment to Tenant, including any obligation to pay for any construction, repair or other allowances or contributions required to be made by Landlord pursuant to the terms of the Lease; or

(viii)     bound by any responsibility to repair or restore the Property after damage or destruction of the Property, or any part thereof, due to fire or other casualty occurring prior to the date that Successor obtains title to the Property, or because of condemnation occurring prior to the date that Successor obtains title to the Property.  Successor shall have no obligation to repair or restore the Property unless Successor shall have received insurance proceeds or cash condemnation awards in an amount (that when aggregated with the applicable insurance deductible in the case of an insured casualty) is sufficient to complete such repairs.

4.          Default by Landlord.

(a)          The Deed of Trust provides that, under certain conditions, Lender shall be entitled to collect, receive and demand payment of any and all rents and other amounts due on and under the Lease without Lender's taking possession of the Property or otherwise assuming any of Landlord's obligations under the Lease.  Starting on the date Lender gives written notice to Tenant that Landlord is in default under the Loan Documents, Landlord authorizes and directs Tenant to, and Tenant agrees to, pay to Lender, as assignee, all rents and other amounts due under the Lease in accordance with Lender's written instructions.  Tenant shall have no obligation or responsibility to ascertain whether such demand by Lender is permitted under the Deed of Trust.  Landlord, its successor and/or assigns hereby agree to indemnify and hold harmless Tenant against any expenses, claims, losses, or damages incurred by Tenant resulting from or arising out of claims by Landlord, or it successors or assigns, that such payments should not have been, or cannot be, made to Lender.  Rent payments made by Tenant to Lender pursuant to this Agreement shall continue until the earlier of:

(i)          no further rent or other amounts are due or payable under the Lease;

(ii)       Lender gives Tenant written notice that Landlord is no longer in default under the Loan Documents and instructs Tenant that all amounts due under the Lease shall thereafter be payable to Landlord; or

(iii)       Lender sends Tenant notice that an Enforcement Event has occurred. Subject to Section 3 hereof, upon such notice Successor shall succeed to Landlord's interest as the landlord under the Lease, after which all rent and other income due under the Lease shall become payable to Successor.

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(b)          If Landlord defaults under the Lease, Tenant agrees to deliver a copy of any notice of such default to Lender. If the default by Landlord gives rise to the right of termination by Tenant, Tenant agrees to give Lender the right to cure the default in accordance with the terms and conditions contained in Section 6 hereof. All notices from Tenant to Lender sent under this Section 4(b) shall be delivered in accordance with the notice provisions of Section 10 hereof.

5.          Limitation on Lender's Performance.  Nothing in this Agreement shall be deemed or construed to be an agreement by Lender to perform any obligation of Landlord as the landlord under the Lease unless and until Lender or any Successor, obtains title to the Property and, in such event, Section 3 shall control.

6.          Lender's Right to Cure.

(a)         Tenant shall not terminate the Lease, nor exercise any other right or remedy granted to Tenant under the Lease or applicable law, including, without limitation, any setoff rights, because of a default of Landlord under the Lease or the occurrence of any other event, without first giving Lender prior written notice of such default or event.  Thereafter, Tenant shall take no action to terminate the Lease, nor exercise any other right or remedy if:

(i)         within thirty (30) days following the end of the period in which Landlord is entitled to cure the default, Lender cures such default or event, if the same can be cured by the payment of money; or

(ii)         Lender diligently starts either:

(A)        to cure the default or event if the same cannot, with diligence, be cured within said thirty (30) days, and thereafter diligently pursues the cure; or

(B)          an action to obtain possession of the Property (including possession by receiver) and to cure such default or event which cannot be cured by Lender without Lender having obtained possession.

(b)          Nothing in this Agreement shall be construed as a promise or undertaking by Lender to cure any default on the part of Landlord under the Lease.

7.          Exculpation.  Notwithstanding anything to the contrary contained in the Lease or this Agreement, Tenant hereby agrees that if Successor acquires Landlord's ownership interest in the Property by an Enforcement Event, Tenant shall look only to Successor's equity interests in the Property for satisfaction of any monetary judgment obtained against Successor, and no other property or assets of Successor shall be subject to levy, execution, or other enforcement action or proceeding for satisfaction of the judgment.

8.        Right to Enter.  Lender shall have and is granted by Tenant and Landlord the right to enter upon the Property to cause any action permitted under this Agreement.

9.        Tenant's Covenants. Tenant agrees for the benefit of Lender that, so long as the lien of the Deed of Trust continues to encumber the Property, Tenant shall not without Lender's prior written consent:

(a)          pay any rent or additional rent to Landlord, or any other landlord under the Lease, by more than thirty (30) days in advance;

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(b)          terminate or surrender the Lease;

(c)          enter into any amendment or other agreement relating to the Lease; or

(d)          consent to any voluntary termination of the Lease by Landlord.

10.        Notices.  All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given:

(a)          when delivered by hand, with written confirmation of receipt;

(b)          when received by the addressee, if sent by a nationally recognized overnight courier; or

(c)          on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

If to Lender:	Veritex Community Bank
8214 Westchester Drive
Dallas, Texas 75225
Attn: Craig Davis

with a copy to:	Jackson Walker L.L.P.
2323 Ross Ave., Suite 600
Dallas, Texas 75201
Attn: Kelly Hodge

If to Tenant:	Tandy Leather Factory, INC.
7602 SW Loop 820, Suite 101
Benbrook, Texas 76126
Attn: Johan Hedberg/CEO

If to Landlord:	Jackson-Shaw / Benbrook North, LP
4890 Alpha Road, Suite 100
Dallas, Texas 75244
Attn: John Stone
Email: jstone@jacksonshaw.com

with a copy to:	Andrews & Barth, PC
4851 LBJ Freeway, Suite 500
Dallas, Texas 75244
Attn: Justin Tonick
Email: jtonick@andrews-barth.com

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11.        Costs and Fees of the Prevailing Party.  In the event that any Party institutes any legal suit, action, or proceeding, including arbitration, against the other Party, arising out of this Agreement, the prevailing Party in the suit, action, or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action, or proceeding, including attorneys' fees, expenses, and court costs.

12.       Entire Agreement.  This Agreement constitutes the entire agreement between the Parties regarding the subordination of the Lease, the leasehold estate created by the Lease, and all rights of Tenant under the Lease to the lien of the Deed of Trust and other Loan Documents, and as to the rights and obligations of the Parties regarding the subject matter of this Agreement.  This Agreement supersedes and cancels all oral negotiations and prior and other writings with respect to the subject matter hereof.  If there is any conflict between the provisions of this Agreement and those of the Lease, the provisions of this Agreement shall prevail.

13.       Amendments and Termination.  This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the Parties hereto or their respective successors in interest.

14.        Waiver.  No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.  No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

15.        Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to the choice of law rules of that State.

16.       Severability.  In the event any one or more of the provisions in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any of the other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision was not contained herein.

17.        Successors and Assigns.  This Agreement shall be binding upon the Parties hereto and their respective successors and assigns and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

18.        Counterparts and Original Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.

LANDLORD:

JACKSON-SHAW / BENBROOK NORTH, LP,
a Texas limited partnership

By:	JSC / BENBROOK NORTH GP, LLC,
a Texas limited liability company,
its General Partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

          This instrument was acknowledged before me on the _____ day of _______, 2025, by ____________________, as ___________________ of JSC / Benbrook North GP, LLC, a Texas limited liability company, general partner of Jackson-Shaw / Benbrook North, LP, a Texas limited partnership, on behalf of said limited partnership.

Notary Public, State of Texas

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TENANT:

TANDY LEATHER FACTORY, INC.,
a Delaware corporation

By:
Name:	Jeff Gramm
Title:	Chairman

THE STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on  _______________, 202_, by __________________, __________________ of Tandy Leather Factory, Inc., a Delaware corporation, on behalf of such corporation.

Notary Public in and for the State of Texas

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LENDER:

VERITEX COMMUNITY BANK

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on  _______________, 202_, by          ,          of Veritex Community Bank, on behalf of such bank.

Notary Public in and for the State of Texas

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EXHIBIT A (to Exhibit E)
THE PROPERTY

LEGAL DESCRIPTION - PHASE 1 NORTH

TRACT 1

BEING a 5.0819 acre (221,367 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362 & John Laneri Survey, Abstract No. 1964, City of Benbrook, Tarrant County, Texas; said tract being all of Lot 1, Block 1, Northeast Winscott Addition, an addition to the City of Benbrook according to the plat recorded in Cabinet A, Slide 7983 of the Plat Records of Tarrant County, Texas; said tract being part of that tract of land described in General Warranty Deed to Cassco Land Co., Inc. recorded in Instrument No. D202291480 of the Official Public Records of Tarrant County, Texas.

TRACT 2

BEING a 13.3387 acre (581,033 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362, City of Benbrook, Tarrant County, Texas; said tract being part of that tract of land described as Exhibit "A", Tract No 1 in Special Warranty Deed with Mineral and Water Assumption to EG Benbrook Ltd. recorded in Instrument No. D212318325 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows:

BEGINNING at a 5/8-inch iron rod with "KHA" cap set in the north line of that tract of land described in Warranty Deed to Texas Electric Service Company recorded in Volume 5435, Page 242 of the Deed Records of Tarrant County, Texas; said point being the northwest corner of a Street or Road Right of Way Easement recorded in Instrument No. D213239849 of said Official Public Records;

THENCE South 89°14'44" West, along the said north line of said Texas Electric Service Company tract, a distance of 1220.74 feet to a 1/2-inch iron rod found for corner; said point being the southeast corner of Lot 2, Block 1, Northeast Winscott Addition, an addition to the City of Benbrook according to the plat recorded in Cabinet A, Slide 7983 of the Plat Records of Tarrant County, Texas;

THENCE North 0°47'59" West, departing the said north line of the Texas Electric Service Company tract and along the east line of said Lot 2, a distance of 476.48 feet to a 5/8-inch iron rod found for corner in the south line of Lot 1R, Block 1, Benbrook Industrial Park, an addition to the City of Benbrook according to the plat recorded in Cabinet A, Slide 7498 of the Plat Records of Tarrant County, Texas;

THENCE North 89°18'02" East, along the said south line of Lot 1R, to and along the south line of Lot 2R-1, Benbrook Industrial Park, Phase II, an addition to the City of Benbrook according to the plat recorded in Instrument No. D216095828 of said Official Public Records, a distance of 1221.12 feet to a 5/8-inch iron rod with "KHA" cap set for corner in the west right-of-way line of Benbrook Parkway (a 70-foot right-of-way);

THENCE South 0°45'16" East, along the said west line of Benbrook Parkway, a distance of 475.31 feet to the POINT OF BEGINNING and containing 13.3387 acres or 581,033 square feet of land, more or less.

TRACT 3

BEING a 44.5837 acre (1,942,067 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362 & John Laneri Survey, Abstract No. 1964, City of Benbrook, Tarrant County, Texas; said tract being part of that tract of land described as Exhibit "A", Tract No 2 in Special Warranty Deed with Mineral and Water Assumption to EG Benbrook Ltd. recorded in Instrument No. D212318325 of the Official Public Records of Tarrant County, Texas; said tract being more particularly described as follows:

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BEGINNING at a 5/8-inch iron rod with "KHA" cap set at the west end of a right-of-way corner clip at the intersection of the north right-of-way line of Southwest Loop 820 (a variable width right-of-way) and the west right-of-way line of Benbrook Parkway (a 70-foot wide right-of-way);

THENCE along the said north line of Southwest Loop 820, the following six (6) calls:

South 89°31'13" West, a distance of 885.50 feet to a brass disc stamped "TXDOT" found for corner at the beginning of a tangent curve to the right having a central angle of 14°16'52", a radius of 1402.40 feet, a chord bearing and distance of North 83°20'21" West, 348.65 feet;
In a northwesterly direction, with said curve to the right, an arc distance of 349.55 feet to a concrete monument found for corner;
North 76°12'58" West, a distance of 776.18 feet to a brass disc stamped "TXDOT" found for corner at the beginning of a tangent curve to the left having a central angle of 14°16'51", a radius of 1462.40 feet, a chord bearing and distance of North 83°21'24" West, 363.56 feet;
In a northwesterly direction, with said curve to the left, an arc distance of 364.50 feet to a concrete monument found for corner;
South 89°25'02" West, a distance of 89.56 feet to a brass disc stamped "TXDOT" found for corner at the beginning of a tangent curve to the right having a central angle of 90°00'00", a radius of 120.00 feet, a chord bearing and distance of North 45°34'58" West, 169.71 feet; said point being the east end of a circular right-of-way corner clip at the intersection of the said north line of Southwest Loop 820 and the east right-of-way line of Winscott Road (a variable width right-of-way);
In a northwesterly direction, along said corner clip and with said curve to the right, an arc distance of 188.50 feet to a 5/8-inch iron rod in concrete found for corner;

THENCE along the said east line of Winscott Road, the following four (4) calls:

North 16°26'55" West, a distance of 72.80 feet to a 5/8-inch iron rod with "KHA" cap set for corner at the beginning of a non-tangent curve to the right having a central angle of 7°36'33", a radius of 1293.77 feet, a chord bearing and distance of North 1°19'59" East, 171.69 feet;
In a northeasterly direction, with said curve to the right, an arc distance of 171.82 feet to a 5/8-inch iron rod found for corner at the beginning of a non-tangent curve to the left having a central angle of 6°05'50", a radius of 1082.74 feet, a chord bearing and distance of North 2°28'24" East, 115.17 feet;
In a northeasterly direction, with said curve to the left, an arc distance of 115.22 feet to a 5/8-inch iron rod with "KHA" cap set for corner at the beginning of a non-tangent curve to the right having a central angle of 89°50'46", a radius of 90.00 feet, a chord bearing and distance of North 44°19'20" East, 127.11 feet; said point being the south end of a circular right-of-way corner clip at the intersection of the said east line of Winscott Road and the south right-of-way line of Winbrook Drive (a 60-foot wide right-of-way);
In a northeasterly direction, along said corner clip and with said curve to the right, an arc distance of 141.13 feet to a 5/8-inch iron rod found for corner;

THENCE along the said south line of Winbrook Drive, the following three (3) calls:

North 89°14'46" East, a distance of 38.00 feet to a 5/8-inch iron rod with "KHA" cap set for corner;
North 86°57'19" East, a distance of 100.08 feet to a 5/8-inch iron rod with "KHA" cap set for corner;
North 89°14'44" East, a distance of 2331.37 feet to a 5/8-inch iron rod with "KHA" cap set for corner at the west end of a right-of-way corner clip at the intersection of the said south line of Winbrook Drive and the said west line of Benbrook Parkway;

THENCE South 45°45'16" East, along said corner clip, a distance of 35.36 feet to a 5/8-inch iron rod with "KHA" cap set for corner;

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THENCE South 0°45'16" East, along the said west line of Benbrook Parkway, a distance of 811.90 feet to a 5/8-inch iron rod with "KHA" cap set for corner;

THENCE South 44°23'02" West, a distance of 35.47 feet to the POINT OF BEGINNING and containing 44.5837 acres or 1,942,067 square feet of land, more or less.

TRACT 4

BEING a 6.3403 acre (276,184 square foot) tract of land situated in the James Cambo Survey, Abstract No. 362, City of Benbrook, Tarrant County, Texas; said tract being part of that tract of land described in Special Warranty Deed with Mineral and Water Reservation to EG Benbrook, Ltd recorded in Instrument No. D212318325, Official Public Records, Tarrant County, Texas; said tract being more particularly described as follows:

BEGINNING at a 5/8-inch iron with cap stamped "KHA" set at the north end of a right-of-way corner clip at the intersection of the north right-of-way line of Southwest Loop 820 (a variable width right-of-way) and the east right-of-way line of Benbrook Parkway (a 70-foot wide right-of-way);

THENCE North 0°45'16" West, along the said east right-of-way line of Benbrook Parkway, a distance of 812.24 feet to a 5/8-inch iron rod with cap stamped "KHA" set at the south end of a right-of-way corner clip at the intersection of the said east right-of-way line of Benbrook Parkway and the south right-of-way line of Winbrook Drive (a 60-foot wide right-of-way);

THENCE North 44°14'44" East, along said corner clip, a distance of 35.36 feet to a 5/8-inch iron rod with cap stamped "KHA" set for corner;

THENCE North 89°14'44" East, along the said south right-of-way line of Winbrook Drive, a distance of 297.58 feet to a 5/8-inch iron rod with cap stamped "KHA" set for corner;

THENCE South 0°30'16" East, departing the said south right-of-way line of Winbrook Drive, a distance of 863.92 feet to a 5/8-incih iron rod with cap stamped "KHA" set for corner in the north right-of-way line of Southwest Loop 820;

THENCE South 89°31'13" West, along the said north right-of-way line of Southwest Loop 820, a distance of 293.68 feet to a 1/2-inch iron rod with cap stamped "BRITTAIN & CRAWFORD" found at the south end of said right-of-way corner clip at the intersection of the said north right-of-way line of Southwest Loop 820, and the said east right-of-way line of Benbrook Parkway;

THENCE North 45°36'58" West, along said corner clip, a distance of 35.64 feet to the POINT OF BEGINNING and containing 6.3403 acres or 276,184 square feet of land, more or less.

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EXHIBIT "F"
FORM OF SUBORDINATION OF LANDLORD'S LIEN

LANDLORD'S SUBORDINATION AGREEMENT

THIS LANDLORD'S SUBORDINATION AGREEMENT (the "Agreement") is entered into by and among JACKSON-SHAW / BENBROOK NORTH, LP, a Texas limited partnership ("Landlord"), TANDY LEATHER FACTORY, INC., a Delaware corporation ("Tenant") and ___________________, a ___________________ ("Secured Party").

W I T N E S S E T H :

WHEREAS, Landlord and Tenant have entered into a certain Commercial Lease Agreement (the "Lease") dated ____________, 2025 regarding certain "Leased Premises" (as defined in the Lease) situated in Chisholm 20 Commerce Park (the "Project") situated in the City of Benbrook, Tarrant County, Texas; and

WHEREAS, Tenant has entered into or will enter into agreements under which Secured Party has acquired or may hereafter acquire a security interest in all of the now-owned and hereafter acquired assets and tangible and intangible personal property of Tenant, some of which may be located within the Leased Premises (all of Tenant's assets and personal property, the "Collateral"); and

WHEREAS, the Secured Party has required Landlord subordinate Landlord's lien in and to the Collateral to the Secured Party's lien in and to the Collateral.

NOW THEREFORE, the parties hereto agree as follows:

1.          Subordination.  Landlord subordinates to the security interest of Secured Party any and all landlord's liens, which Landlord may have in or to the Collateral by virtue of the Lease or which may arise by operation of law, equity, or otherwise.  The subordination by Landlord of its landlord's lien rights shall not (a) prevent Landlord from exercising any and all rights under the Lease so long as Secured Party's prior rights in the Collateral are recognized or (b) be deemed to waive (i) Landlord's right to receive rent or other payments due under the Lease, whether such rights arise under the Lease, at law, in equity or pursuant to the United States Bankruptcy Code or any other laws affecting creditors rights or (ii) Landlord's rights to pursue other assets of Tenant other than the furniture, fixtures, equipment and inventory contained in the definition of "Collateral".  This subordination relates only to the Collateral and it is specifically understood and agreed that Landlord does not hereby subordinate, waive or disclaim any right or interest which Landlord now has or may hereafter acquire in and to any other properties of Tenant.  Secured Party hereby agrees that it has no lien rights on the Leased Premises, the fixtures therein or the underlying real estate.

2.         Entry Notice.  Secured Party may, upon not less than ten (10) days advance written notice to Landlord and Tenant (the "Entry Notice") and after default by Tenant pursuant to any provision of any note and/or security agreement executed by Tenant in favor of Secured Party, enter the Leased Premises for the sole purpose of removing the Collateral therefrom.  Secured Party agrees to remove all of the Collateral within thirty (30) days following the Entry Notice.

3.         Removal Notice.  Should Tenant vacate the Leased Premises or be dispossessed from the Leased Premises by Landlord, Landlord may (but shall not be obligated to) provide Secured Party written notice thereof (the "Removal Notice").  Secured Party agrees to remove all of the Collateral described herein within thirty (30) days following Secured Party's receipt of the Removal Notice.

4.         Conditions to this Agreement. Landlord's execution and delivery of this Agreement (and the effectiveness of Landlord's subordination contained herein) is expressly subject to and contingent upon each of the following terms and conditions, each to which Tenant and Secured Party agree:

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(a)         Nothing herein shall in any way limit Landlord's rights under the Lease or pursuant to law or equity except as specifically set forth herein;

(b)         Secured Party shall remove all of the Collateral within thirty (30) days following the date of the Entry Notice and thirty (30) days following the Removal Notice, as the case may be (it being understood and agreed that all the Collateral must be removed by Secured Party and not just a portion thereof).

(c)         Should Secured Party fail to remove all the Collateral within the time required by this Agreement, (i) such Collateral may be disposed of by Landlord in such a manner as Landlord deems appropriate without any obligation or liability to Tenant or Secured Party, in which event Tenant and Secured Party shall be jointly and severally liable of all reasonable costs incurred by Landlord in removing and storing the Collateral; and (ii) at Landlord's option, title to the Collateral shall be immediately vested in Landlord, Tenant and Secured Party hereby waiving any and all interests they may have to the Collateral should the Collateral not be removed in a timely manner, and Tenant and Secured Party hereby agreeing the execute any documents or instruments as Landlord may reasonably request in order to evidence title to the Collateral being vested in Landlord.

(d)       Secured Party and Tenant hereby jointly and severally agree to promptly restore and/or repair any damage to the Leased Premises, the building in which the Leased Premises are located and the Project caused by the removal by Secured Party (or its agents or contractors) of any Collateral installed or to be installed or kept at the Leased Premises and shall indemnify, defend and save harmless Landlord, Landlord's asset manager, Landlord's property manager and any of their respective successors, assigns, employees, officers, directors, partners, lenders, agents and affiliates from and against any damage, claim or cause of action arising in connection with the use, installation or removal of the Collateral by Secured Party (or its agents or contractors) on, about or from the Leased Premises; provided the indemnification shall not be made with respect to any claim or cause of action arising out of Landlord's willful misconduct or gross negligence.

(e)       No alterations or structural work of any kind may be undertaken by Secured Party within the Leased Premises without Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

(f)          Except as provided in this Agreement, nothing in this Agreement shall permit Secured Party or any other foreclosing party to occupy the Leased Premises for or during any time that Tenant is not entitled to occupy the Leased Premises pursuant to the terms and conditions of the Lease.

(g)          Neither Secured Party nor any other foreclosing party under the Tenant's financing agreements may conduct any liquidation or other sale (including public or private sales or sales via the internet or other means) in or from the Leased Premises.

(h)         Secured Party shall furnish proof to Landlord of its right to remove specific Collateral and shall indemnify, defend and save harmless Landlord in the event of unauthorized removal of property or wrongful conversion or any other claim made in connection with the foreclosing party's exercise of its right with respect to such Collateral.

(i)          Any entry of Secured Party within the Leased Premises shall be subject to Secured Party's compliance with all reasonable rules and regulations of the Project (including, without limitation, providing certificates of required insurance).  Any removal of the Collateral shall be accomplished during normal working hours; and as between Landlord and Tenant, if there is any conflict between the terms of the Lease and this Agreement, the terms of the Lease shall govern and prevail.

6.          Notices.  Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, addressed as follows:

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To Secured Party:

Attention:

To Tenant:	Tandy Leather Factory, INC.
7602 SW Loop 820, Suite 101
Benbrook, Texas 76126
Attn: CEO

To Landlord:	Jackson-Shaw / Benbrook North, LP
4890 Alpha Road, Suite 100
Dallas, Texas 75244
Attn: John Stone

with a copy to:	Andrews & Barth, PC
4851 LBJ Freeway, Suite 500
Dallas, Texas 75244
Attention: Justin Tonick

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith.  Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of the deposit of same.

7.          Binding Effect; Governing Law.  This Agreement may not be modified orally or in any manner other than by a written agreement signed by the parties hereto.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.  This Agreement shall be governed by the laws of the state in which the Leased Premises are located.

8.         Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

9.          Final Agreement.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.  THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS AMONG THE PARTIES.

[signatures on following page(s)]

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Tenant

This Agreement has been executed to be effective as of the ______ day of _________________, 20__.

LANDLORD:

JACKSON-SHAW / BENBROOK NORTH, LP,
a Texas limited partnership

By:	JSC / BENBROOK NORTH GP, LLC,
a Texas limited liability company,
its General Partner

By:
Printed Name:
Title:

TENANT:

TANDY LEATHER FACTORY, INC.,
a Delaware corporation

By:
Printed Name:
Title:

SECURED PARTY:

By:
Printed Name:
Title:

Landlord
47

Tenant

EXHIBIT "G"
RENEWAL OPTION

Subject to the terms and conditions of this Exhibit, Tenant may at its option extend the Term for the entire Leased Premises for two (2) periods of five (5) years each (each a "Renewal Term" and collectively the "Renewal Term") upon the same terms contained in this Lease.  Tenant shall have no additional Renewal Options.

A.          The Base Rent during the Renewal Term shall be the greater of (i) the Base Rent at the end of the existing Term or (ii) the then prevailing market rate for a comparable term commencing on the first day of the applicable Renewal Term for tenants of comparable size and creditworthiness for comparable space in the Building and other first class buildings of comparable use in the general vicinity of the Building as reasonably determined by Landlord, and Tenant shall not be entitled to any rental abatement or other concessions.

B.            To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than nine (9) months prior to the proposed commencement of the applicable Renewal Term and not more than twelve (12) months prior to the proposed commencement of the applicable Renewal Term.  Within thirty (30) days after Landlord's receipt of Tenant's initial non-binding notice, Landlord shall calculate and inform Tenant of the Base Rent for the Leased Premises for the Renewal Term.  Landlord and Tenant shall work together in good faith to agree upon the Base Rent.  Within fifteen (15) days after the date on which Landlord advises Tenant of the applicable Base Rent, Tenant shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal Term at the Base Rent determined by Landlord or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or a Rejection Notice, within such fifteen (15) day period, Tenant will be deemed to have waived its option to extend.  If Tenant provides Landlord with a Rejection Notice, Tenant will be deemed to have waived its option to extend.

C.            Tenant's option to extend this Lease is subject to the conditions that:  (i) on the date that Tenant delivers the Binding Notice, Tenant is not in material default under this Lease after the expiration of any applicable notice and cure periods, and (ii) other than Permitted Transfers, Tenant shall not have assigned this Lease, or sublet any portion of the Leased Premises under a sublease which is in effect at any time during the final twelve (12) months prior to the applicable Renewal Term.

D.          Tenant agrees to provide Landlord with financial statements evidencing Tenant's (and any guarantor's) financial condition and to provide additional security if reasonably requested by Landlord.

Landlord
48

Tenant

EXHIBIT "H"
HVAC MAINTENANCE CONTRACT

The service contract Tenant is required to maintain under Section 8(d)(ii) of the Lease must become effective within 30 days after occupancy, and a copy of the service contract must be provided to Landlord during the same period of time. Service visits should be performed on at least a quarterly basis.  The following items must be included in the maintenance contract:

1.           Adjust belt tension;
2.           Lubricate all moving parts, as necessary;
3.           Inspect and adjust all temperature and safety controls;
4.           Check refrigeration system for leaks and operation;
5.           Check refrigeration system for moisture;
6.           Inspect compressor oil level and crank case heaters;
7.           Check head pressure, suction pressure and oil pressure;
8.           Inspect air filters and replace when necessary;
9.           Check space conditions;
10.         Check condensate drains and drain pans and clean, if necessary;
11.          Inspect and adjust all valves;
12.         Check and adjust dampers; and
13.          Run machine through complete cycle.

Landlord
49

Tenant

EXHIBIT "I"
FORM COMMENCEMENT DATE AGREEMENT

LEASE COMMENCEMENT DATE AGREEMENT

THIS LEASE COMMENCEMENT DATE AGREEMENT is entered into this ____ day of ____________, 202___, by and between ______________, a________________ ("Landlord"), and _______________, a_______________, with its principal office and place of business in ___________ ("Tenant").

Reference is made to the lease between Landlord and Tenant dated _________________, for the Leased Premises located in ____________, _______________ County, Texas (the "Lease"). The parties wish to memorialize their understanding as to the Commencement Date of the Lease. Accordingly, the parties hereby agree as follows:

1.
Tenant has accepted possession of the Leased Premises pursuant to the Lease.  Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects and Landlord has fulfilled all of its duties under the Lease with respect to such Tenant Improvements.

2.	The Commencement Date as referred to in the Lease is established as ______________, and the expiration date of the initial Lease term is established as _______________.

3.	The first Lease Year as referred to in the Lease is established as _____________, ending___________.

All other terms and conditions of the Lease remain unchanged. The provisions of this Lease Commencement Agreement shall bind and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

Acknowledged and agreed to by:

LANDLORD:		,
a

By:
Name:
Title:

TENANT:		,
a

By:
Name:
Title:

Landlord
50

Tenant